Exhibit 10.45

LEASE AGREEMENT

BETWEEN

JEFFROAD GREEN, LLC,

A Delaware Limited Liability Company,

LANDLORD,

-AND-

PINNACLE FOODS GROUP LLC,

a Delaware Limited Liability Company,

TENANT

DATED: December 14, 2010

Prepared by:

Robert A. Klausner, Esq.

Day Pitney LLP

One Jefferson Road

Parsippany, New Jersey 07054-2891

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TABLE OF CONTENTS

(continued)

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LEASE AGREEMENT

This LEASE AGREEMENT (this “Lease”) is dated December 14, 2010 and is between JEFFROAD GREEN, LLC, a Delaware limited liability company (“Landlord”), and PINNACLE FOODS GROUP LLC, a Delaware limited liability company (“Tenant”).

BASIC LEASE PROVISIONS

(1) Land:	Block 736, Lot 14 on the official tax map of the Township of Parsippany-Troy Hills, New Jersey, as more particularly described on Schedule A attached hereto.

(2) Building:	399 Jefferson Road, Parsippany, New Jersey 07054.

(3) Premises:	82,552 rentable square feet in the Building, comprised of 45,865 rentable square feet designated at Suite 100 (the “Phase 1 Premises”) and 36,686 rentable square feet designated at Suite 110 (the “Phase 2 Premises”), as shown on Schedule B attached hereto.

(4) Commencement Date:	January 1, 2011.

(5) Termination Date:	April 15, 2023, or such earlier date upon which the Term may expire or be terminated.

(6) Basic Rent:	From the Commencement Date until November 30, 2011, Tenant shall not be obligated to pay any Basic Rent. From December 1, 2011 (the “Phase 1 Premises Rent Commencement Date”) until March 31, 2012, Basic Rent hereunder shall be $1,009,030.00 per annum ($22.00 per rentable square foot for the Phase 1 Premises) due and payable, in advance, on the first day of each month in equal monthly installments of $84,085.83 per month. From April 1, 2012 (the “Phase 2 Premises Rent Commencement Date”) through March 31, 2016, Basic Rent hereunder shall be $1,816,144.00 per annum ($22.00 per rentable square foot for the entire Premises) due and payable, in advance, on the first day of each month in equal monthly installments of $151,345.33 per month. Notwithstanding the foregoing, if Tenant commences its business operations in the Phase 2 Premises prior to January 1, 2012 (the “Phase 2 Accelerated Use Date”), then from and after the Phase 2 Accelerated Use Date until March 31, 2012, in addition to any Basic Rent payable for the Phase 1 Premises as provided above, Tenant shall pay Landlord Basic Rent for such period an amount equal to $23,845.90 per month ($0.65 per rentable square foot for the Phase 2 Premises) due and payable, in advance, on the first day of each month with the Basic Rent payable above for the Phase 1 Premises.

From April 1, 2016 through March 31, 2021, Basic Rent hereunder shall be
$1,939,972.00 per annum ($23.50 per rentable square foot) due and payable, in advance, on the first day of each month in equal monthly installments of
$161,664.33 per month.

From April 1, 2021 through the Termination Date, Basic Rent hereunder shall be $2,063,800.00 per annum ($25.00 per rentable square foot) due and payable, in advance, on the first day of each month in equal monthly installments of $171,983.33 per month.

(7) Rentable Size of Building:	178,347 square feet.

(8) Rentable Size of Premises:	82,552 square feet.

(9) Tenant’s Proportionate Share:	46.29%

(10) Base Period:	Twelve (12) month period beginning on November 16, 2011.

(11) Parking Spaces:	330 parking spaces, of which 83 shall be marked for the exclusive use of Tenant as near to Tenant’s main entrance to the Premises as possible and as shown on Schedule B-1.

(12) Security:	N/A

(13) Permitted Use:	Executive and administrative offices, together with a test kitchen for the cooking of food and manufacture of food products, research activities, and any lawfully permitted ancillary use. Notwithstanding anything herein to the contrary, Tenant shall not permit more than thirty-five percent (35%) of the rentable square feet of the Premises, in the aggregate, to be used for the cooking, preparation and storage of food and other manufacturing activities.

(14) Brokers:	Jones Lang LaSalle Brokerage, Inc.

(15) Enumeration of Schedules / Appendix:	Schedules A, B, C, D, E, F and G and Appendix I attached hereto are incorporated into this Lease.

(16) Governing Law:	This Lease is governed by the laws of the State of New Jersey.

(17) Landlord’s Notice Address:	Jeffroad Green, LLC 50 Grand Avenue Englewood, New Jersey 07631-3506 Attn: Eugene Diaz and Greenfield Partner LLC 50 North Water Street South Norwalk, Connecticut 06854 Attn: Barry Marcus

(18) Tenant’s Notice Address:	Prior to the Commencement Date: One Bloomfield Avenue Mountain Lakes, New Jersey Attn: General Counsel From and after the Commencement Date: At the Premises Attn: General Counsel

ARTICLE 1

DEFINITIONS

Capitalized terms used in this Lease but not otherwise defined have the meanings set forth in Appendix I.

ARTICLE 2

DEMISE, TERM

2.1 Demise of Premises. Landlord hereby leases and demises to Tenant, and Tenant hereby hires and takes from Landlord, upon the terms and conditions set forth herein, the Premises for the Term. Landlord and Tenant hereby agree that for all purposes of this Lease, the size of the Premises shall be as set forth in clauses (3) and (10) of the Basic Lease Provisions.

2.2 Term.

(a) Term: The Term of this Lease will commence on the Commencement Date and end on the Termination Date.

(b) Commencement Date. The “Commencement Date” will be as set forth in the Basic Lease Provisions, notwithstanding the date Tenant actually completes the Finish Work in accordance with Schedule D attached hereto; provided however, if (i) there is a delay in the substantial completion of the Finish Work that is solely caused by the Base Building Work (other than any mechanical work which is part of the Base Building Work) not being completed by March 15, 2011 and the Base Building Work pertaining to any mechanical work not being completed by May 1, 2011, and (ii) such delay in the Substantial Completion of the Base Building Work is not caused by a Tenant Delay or Excusable Delay, then the Commencement Date shall be delayed one day for each day that the Base Building Work is not Substantially Completed in accordance with the schedule set forth in Schedule D. From and after the date hereof, Tenant will have the right to enter upon the Premises for the purposes of constructing the Finish Work. Such occupancy by Tenant is expressly subject to all of the terms and conditions of this Lease, except Tenant’s obligation to pay Basic Rent. For purposes hereof, the term “Substantially Completed” or “Substantial Completion” means that (i) Landlord has completed the Base Building Work, except for (x) minor details of construction that will not unreasonably interfere with Tenant’s use of the Premises (collectively, “Punch List Items”), and (y) any part of the Base Building Work that is not completed due to any act or omission of Tenant or Tenant’s Visitors. The failure of Tenant to complete the Phase I Working Plans and the Phase 2 Working Plans by the dates set forth in Schedule D shall be deemed to be a Tenant Delay, which will excuse Landlord’s failure to timely complete the Base Building Work for the duration of the Tenant Delay.

(c) AS IS. Tenant acknowledges that neither Landlord nor any employee, agent or representative of Landlord has made any express or implied representations or warranties with respect to the physical condition of the Building or the Premises, the fitness or quality thereof or any other matter or thing whatsoever with respect to the Building or the Premises or any portion thereof, and that Tenant is not relying upon any such representation or warranty in entering into this Lease. Tenant has inspected the Building and the Premises and is thoroughly acquainted with their respective condition and agrees to take the same “AS IS”. Landlord is not aware of any material condition at the Premises or the Building that would have an adverse impact on Tenant’s ability to occupy and use the Premises for the Permitted Use.

2.3 Finish Work. Landlord shall have no obligation to perform the Finish Work, provided, that Landlord shall give Tenant the Allowance pursuant to Schedule D.

2.4 Base Building Work. Landlord shall perform the work (the “Base Building Work”) set forth on Schedule D-2.

ARTICLE 3

BASIC RENT; ADDITIONAL RENT

3.1 Basic Rent. Tenant shall pay the Basic Rent to Landlord in lawful money of the United States of America in equal monthly installments, in advance, on the Basic Rent Payment Dates, commencing on the Phase 1 Rent Commencement Date. If the Commencement Date is not a Basic Rent Payment Date, the Basic Rent for the month in which the Commencement Date occurs will be prorated and Tenant shall pay such prorated amount to Landlord on the Commencement Date.

3.2 Additional Rent. In addition to the Basic Rent, Tenant shall pay and discharge when due, as additional rent (“Additional Rent”), all other amounts, liabilities and obligations which Tenant herein agrees to pay to Landlord, together with all interest, penalties and costs which may be added thereto pursuant to the terms of this Lease.

3.3 Late Charge. If any installment of Basic Rent or Additional Rent is not paid when due, Tenant shall pay to Landlord, on demand, a late charge equal to three percent (3%) of the amount unpaid. Notwithstanding the foregoing, Tenant shall not be required to pay the foregoing late charge amount the first time Tenant is late during each twelve (12) month period in the Term, unless Tenant has been given five (5) business days’ notice and an opportunity to cure said nonpayment during said five (5) business day period and has still failed to cure the same. The late charge is not intended as a penalty but is intended to compensate Landlord for the extra expense Landlord will incur to send out late notices and handle other matters resulting from the late payment. In addition, any installment or installments of Basic Rent or Additional Rent that are not paid within ten (10) days after the date when due, will bear interest at the lesser of: (i) five percent (5%) over the Prime Rate, or (ii) the highest legal rate permitted by law. Any interest due as set forth in the preceding sentence shall be calculated from the due date of the delinquent payment until the date of payment, which interest will be deemed Additional Rent and shall be payable by Tenant upon demand by Landlord.

3.4 Prorating Rent. If any Lease Year consists of a period of less than twelve (12) full calendar months, payments of Basic Rent and Additional Rent, will be prorated on the basis of a thirty (30) day month or 360-day year, unless otherwise provided.

3.5 No Abatement or Set-off. Except as herein provided, Tenant shall pay to Landlord, at Landlord’s first address for notices hereunder, or such other place as Landlord may from time to time designate, without any offset, set-off, counterclaim, deduction, defense, abatement, suspension, deferment or diminution of any kind (i) the Basic Rent, without notice or demand, (ii) Additional Rent, and (iii) all other sums payable by Tenant hereunder. Except as otherwise expressly provided herein, this Lease will not terminate, nor will Tenant have any right to terminate or avoid this Lease or be entitled to the abatement of any Basic Rent, Additional Rent or other sums payable hereunder or any reduction thereof, nor will the obligations and liabilities of Tenant hereunder be in any way affected for any reason. The obligations of Tenant hereunder are separate and independent covenants and agreements.

3.6 Invoices. If Landlord issues monthly or other periodic rent billing statements to Tenant, the issuance or non-issuance of such statements will not affect Tenant’s obligation to pay Basic Rent and the Additional Rent set forth in Sections 4.3 and 5.3, all of which are due and payable on the Basic Rent Payment Dates.

ARTICLE 4

REAL ESTATE TAXES

4.1 Taxes. Tenant shall pay to Landlord Tenant’s Proportionate Share of the amount by which the Taxes for any Lease Year during the Term exceed the Base Taxes; provided, however, that if any special assessments may be paid in installments, Landlord may elect to pay same over the longest period allowed by law. Tenant’s Proportionate Share of the Taxes for less than a full Lease Year will be prorated.

4.2 Landlord’s Tax Statement. As soon as reasonably possible after the first day of the Lease Year following the Lease Year in which Base Period occurs and thereafter as soon as reasonably practical after the end of each succeeding Lease Year, Landlord shall determine or estimate the amount by which the Taxes for the Lease Year in question will exceed the Base Taxes (the “Projected Taxes”) and shall submit such information to Tenant in a written statement (“Landlord’s Tax Statement”). Landlord shall use reasonable efforts to issue Landlord’s Tax Statement within one hundred twenty (120) days following the end of each Lease Year. Landlord’s failure to render Landlord’s Tax Statement for any Lease Year will not prejudice Landlord’s right to thereafter render Landlord’s Tax Statement with respect to such Lease Year or with respect to any other Lease Year, nor will the rendering of any Landlord’s Tax Statement prejudice Landlord’s right to thereafter render a revised Landlord’s Tax Statement for the applicable Lease Year.

4.3 Monthly Tax Payment. Commencing on the first Basic Rent Payment Date following the submission of Landlord’s Tax Statement and continuing thereafter on each successive Basic Rent Payment Date until Landlord renders the next Landlord’s Tax Statement, Tenant shall pay to Landlord on account of its obligation under Section 4.1, a sum (the “Monthly Tax Payment”) equal to one-twelfth (1/12) of Tenant’s Proportionate Share of the Projected Taxes for such Lease Year. Tenant’s first Monthly Tax Payment after receipt of Landlord’s Tax Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the Lease Year which have elapsed prior to such first Monthly Tax Payment, times the Monthly Tax Payment; minus any Additional Rent already paid by Tenant on account of its obligation under Section 4.1 for such Lease Year. From time to time during, but only once in any Lease Year, Landlord may revise the Landlord’s Tax Statement and adjust Tenant’s Monthly Tax Payment to reflect Landlord’s revised estimate, in which event Tenant shall pay, along with the next monthly payment due, the difference (if any) between the aggregate amount of Tenant’s Monthly Tax Payments theretofore made on account of its obligation under Section 4.1 for such Lease Year, and the amount which would have been payable by Tenant during such Lease Year had Landlord billed Tenant for the revised Monthly Tax Payment for such prior elapsed months during such Lease Year. Thereafter, Tenant shall pay the revised monthly estimate in accordance with the provisions of this Section 4.3.

4.4 Reconciliation. Landlord shall use reasonable efforts to deliver to Tenant, as soon as reasonably possible, after the end of the Base Period, Landlord’s final determination of the Base Taxes. Landlord shall also use reasonable efforts to deliver to Tenant within one hundred twenty (120) days after the end of each Lease Year, Landlord’s final determination of the amount by which the Taxes for the Lease Year in question exceed the Base Taxes and shall submit such information to Tenant in a written statement (“Landlord’s Final Tax Statement”). Each Landlord’s Final Tax Statement must reconcile the payments made by Tenant in the Lease Year in question with Tenant’s Proportionate Share of the amount by which actual Taxes imposed for the period covered thereby exceed Base Taxes. Any balance due to Landlord shall be paid by Tenant within twenty (20) days after Tenant’s receipt of Landlord’s Final Tax Statement; any surplus due to Tenant shall be applied by Landlord against the next accruing monthly installment(s) of Additional Rent due under this Article 4. If the Term has expired or has been terminated, Tenant shall pay the balance due to Landlord or, alternatively, Landlord shall refund the surplus to Tenant, whichever the case may be, within twenty (20) days after Tenant’s receipt of Landlord’s Final Tax Statement; provided, however, that, if the Term terminated as a result of a default by Tenant, then Landlord will have the right to retain such surplus to the extent Tenant owes Landlord any Basic Rent or Additional Rent.

4.5 Refund of Taxes. Landlord will have the right, but not the obligation, to seek to obtain a lowering of the assessed valuation of the Property. Landlord will be reasonable in determining whether or not to contest or approve the Taxes. Landlord may employ whatever individuals and firms Landlord, in its sole judgment, deems necessary to undertake such endeavor. Tenant shall cooperate with Landlord and its representatives in all such endeavors. If Landlord receives a refund of Taxes in respect of a Lease Year and if Tenant paid Additional Rent based on the Taxes paid prior to the refund, Landlord shall first deduct from such tax refund any expenses, including, but not limited to, attorneys fees and appraisal fees, incurred in obtaining such tax refund, and out of the remaining balance of such tax refund, Landlord shall credit Tenant’s Proportionate Share of such refund against the next accruing monthly installment(s) of Additional Rent, or if the Term has expired, Landlord shall pay to Tenant Tenant’s Proportionate Share of such refund within thirty (30) days after receipt thereof by Landlord; provided, however, that (i) if the Term terminated as a result of a default by Tenant, Landlord will have the right to retain Tenant’s Proportionate Share of the refund to the extent Tenant owes Landlord any Basic Rent or Additional Rent, and (ii) Tenant’s Proportionate Share of such refund will in no event exceed the amount of Additional Rent actually paid by Tenant on account of the Taxes for the Lease Year in question. Any expenses incurred by Landlord in contesting the validity or the amount of the assessed valuation of the Property or any Taxes, to the extent not offset by a tax refund, will, for the purpose of computing the Additional Rent due Landlord or any credit due to Tenant hereunder, be included as an item of Taxes for the tax year in which such contest is finally determined. Notwithstanding anything to the contrary contained in this Lease, Tenant will have no right to contest or appeal the validity of any Taxes or the assessed valuation of the Property, provided that Landlord agrees to reasonably consider Tenant’s request to contest or appeal the Taxes.

4.6 Payment Pending Appeal. While proceedings for the reduction in assessed valuation for any year are pending, the computation and payment of Tenant’s Proportionate Share of Taxes will be based upon the original assessments for such year.

4.7 Taxes on Tenant’s Improvements. Tenant shall also pay to Landlord, upon demand, the amount of all increases in Taxes and/or all assessments or impositions made, levied or assessed against or imposed upon the Property or any part thereof which are (i) solely attributable to above-standard additions or improvements in, on or about the Premises made by or on behalf of Tenant or which in whole or in part belong to Tenant, and (ii) not based on the “income approach” to valuation by the applicable taxing authority. Landlord agrees that if the applicable taxing authority increases Taxes bases solely on above-standard improvements of other tenants in the Building, and such taxing authority does not use the “income approach” to valuation, then Tenant shall not be responsible for such increased Taxes.

4.8 Survival. In no event will any adjustment in Tenant’s obligation to pay Additional Rent under this Article 4 result in a decrease in the Basic Rent. Tenant’s obligation to pay Additional Rent, and Landlord’s obligation to credit and/or refund to Tenant any amount, pursuant to the provisions of this Article 4, will survive the Termination Date.

4.9 Bills and Statements. The provisions of Section 29.3 apply to Landlord’s Tax Statement.

4.10 Rent Tax: If an excise, transaction, sales, or privilege tax or other tax or imposition (other than Federal, state or local income or estate taxes) is levied or assessed against Landlord or the Property on account of or measured by, in whole or in part, the Basic Rent and/or Additional Rent expressly reserved hereunder as a substitute for or in addition to, in whole or in part, Taxes or if any assessments and/or taxes are levied or assessed against Landlord or the Property on account of or as a result of the operation and/or existence of Tenant’s business, then Tenant shall pay to Landlord upon demand: (i) the amount of such excise, transaction, sales or privilege tax or other tax or imposition lawfully assessed or imposed as a result of Landlord’s interests in this Lease or of the Basic Rent and/or Additional Rent accruing under this Lease; and (ii) the amount of any assessments and/or taxes levied or assessed against Landlord or the Property on account of or as a result of the operation and/or existence of Tenant’s business in the Property.

ARTICLE 5

OPERATING EXPENSES

5.1 Operating Expenses.

(a) The Landlord’s CAM Expenses, the Utility Expenses and the Insurance Expenses are collectively referred to as “Landlord’s Operating Expenses” and shall be determined and paid in accordance with the provisions of this Article 5.

(b) Tenant shall pay to Landlord, Tenant’s Proportionate Share of the amount by which Landlord’s CAM Expenses for any Lease Year during the Term exceeds the Base CAM Expenses. Tenant’s Proportionate Share of Landlord’s CAM Expenses for less than a full Lease Year will be prorated.

(c) Tenant shall pay to Landlord, Tenant’s Proportionate Share of the amount by which the Utility Expenses for any Lease Year during the Term exceeds the Base Utility Expenses. Tenant’s Proportionate Share of the Utility Expenses for less than a full Lease Year will be prorated.

(d) Tenant shall pay to Landlord, Tenant’s Proportionate Share of the amount by which the Insurance Expenses for any Lease Year during the Term exceeds the Base Insurance Expenses. Tenant’s Proportionate Share of the Insurance Expenses for less than a full Lease Year will be prorated.

5.2 Landlord’s Estimated Expense Statement. On or before November 1 of each Lease Year following the Lease Year in which Base Period occurs, Landlord shall determine or estimate the amount by which Landlord’s Operating Expenses for the Lease Year in question will exceed the Base Operating Expenses (“Landlord’s Estimated Operating Expenses”) and shall submit such information to Tenant in a written statement (“Landlord’s Estimated Expense Statement”). Landlord’s failure to render Landlord’s Estimated Expense Statement for any Lease Year will not prejudice Landlord’s right to thereafter render Landlord’s Estimated Expense Statement with respect to such Lease Year or with respect to any other Lease Year, nor will the rendering of any Landlord’s Estimated Expense Statement prejudice Landlord’s right to thereafter render a revised Landlord’s Estimated Expense Statement for the applicable Lease Year.

5.3 Monthly Expense Payment. Commencing on the first Basic Rent Payment Date of the new Lease Year following the submission of Landlord’s Estimated Expense Statement and continuing thereafter on each successive Basic Rent Payment Date until Landlord renders the next Landlord’s Estimated Expense Statement, Tenant shall pay to Landlord on account of its obligation under Section 5.1, a sum (the “Monthly Expense Payment”) equal to one-twelfth (1/12) of Tenant’s Proportionate Share of Landlord’s Estimated Operating Expenses for such Lease Year. Tenant’s first Monthly Expense Payment after receipt of Landlord’s Estimated Expense Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the Lease Year which have elapsed prior to such first Monthly Expense Payment, times the Monthly Expense Payment; minus any Additional Rent already paid by Tenant on account of its obligation under Section 5.1 for such Lease Year. From time to time, but only once in any during any Lease Year, Landlord may revise the Landlord’s Estimated Expense Statement and adjust Tenant’s Monthly Expense Payment to reflect Landlord’s revised good faith estimate, in which event Tenant shall pay, along with the next monthly payment due, the difference (if any) between the aggregate amount of Tenant’s Monthly Expense Payments theretofore made on account of its obligation under Section 5.1 for such Lease Year, and the amount which would have been payable by Tenant during such Lease Year had Landlord billed Tenant for the revised Monthly Expense Payment for such prior elapsed months during such Lease Year. If any such revised good faith estimate results in a material change in the monthly amount payable by Tenant, then Landlord shall provide Tenant appropriate documentation evidencing the need for such revision. Thereafter, Tenant shall pay the revised monthly estimate in accordance with the provisions of this Section 5.3.

5.4 Reconciliation. Landlord shall use reasonable efforts to deliver to Tenant, within one hundred twenty (120) days after the end of each Lease Year, Landlord’s final determination of the amount by which the Landlord’s Operating Expenses for the Lease Year in question exceed the Base Operating Expenses and shall submit such information to Tenant in a written statement (the “Annual Expense Reconciliation”). Each Annual Expense Reconciliation must reconcile the aggregate of all Monthly Expense Payments made by Tenant in the Lease Year in question with Tenant’s Proportionate Share of the amount by which actual Landlord’s Operating Expenses for the period covered thereby exceed Base Operating Expenses. Tenant shall pay any balance due to Landlord within twenty (20) days after Tenant’s receipt of the Annual Expense Reconciliation, provided however, if Tenant, in good faith, disputes the inclusion of any specific item of Landlord’s Operating Expenses (as opposed to disputing the billed amount) (a “Disputed Item”), Tenant may withhold from such payment the amount applicable to such Disputed Item until such dispute is resolved either (i) through a good faith discussion between the parties to take place -within thirty (30) days following the date Landlord receives Tenant’s notice of such dispute or (ii) pursuant to the arbitration process described in Section 29.12 below. Any surplus due to Tenant shall be applied by Landlord against the next accruing monthly installment(s) of Additional Rent due under this Article 5. If the Term has expired or has been terminated, Tenant shall pay the balance due to Landlord or, alternatively, Landlord shall refund the surplus to Tenant, whichever the case may be, within twenty (20) days after Tenant’s receipt of the Annual Expense Reconciliation; provided, however, that if the Term terminated as a result of a default by Tenant, then Landlord will have the right to retain such surplus to the extent Tenant owes Landlord any Basic Rent or Additional Rent.

5.5 Audit. For one hundred eighty day (180) days following Landlord’s delivery to Tenant of the Annual Expense Reconciliation, Tenant will have the right, during normal business hours and upon no less than five (5) days prior written notice to Landlord, to examine Landlord’s books and records either directly or through a third party (subject to the last sentence of this Section 5.5) for the purpose of confirming the Annual Expense Reconciliation. Tenant will be deemed to have accepted the Annual Expense Reconciliation (and any unresolved Disputed Item shall be determined in Landlord’s favor) unless, within forty five (45) days after Tenant’s examination of Landlord’s books and records, Tenant delivers an objection notice to Landlord specifying in detail why Tenant believes such Annual Expense Reconciliation is incorrect. Notwithstanding anything to the contrary contained in this Section 5.5, Tenant will not be permitted to examine Landlord’s books and records or to dispute any Annual Expense Reconciliation unless (i) Tenant has paid to Landlord all amounts due as shown on such Annual Expense Reconciliation (other than any Disputed Items), and (ii) Tenant has signed a confidentiality agreement acceptable to Landlord. Tenant shall not engage the services of any legal counsel or other professional consultant who charges for its services on a so-called contingency fee basis for the purpose of reviewing Landlord’s books and records, unless, prior to each such engagement, Tenant pays Landlord $2,500. If the result of Tenant’s audit reveal that Landlord’s CAM Expenses were overstated by seven percent (7%) or more, then Landlord shall either (1) repay such $2,500 payment to Tenant if Tenant engages an auditor on a contingency fee basis or (2) reimburse Tenant for its reasonable, out-of-pocket costs (not to exceed $10,000) for an auditor not paid on a contingency fee basis, provided Tenant gives Landlord a reasonably detailed invoice showing such costs. If (A) Tenant’s audit discloses any overcharge to Tenant, (B) Landlord disputes such findings, and (C) any such dispute is not settled by Landlord and Tenant within thirty (30) days after the dispute arises, or such longer period to which they may mutually agree, then such dispute may, at the option of either party, be submitted to arbitration in accordance with Section 29.12 of this Lease. If Tenant’s audit discloses any overcharge to Tenant and Landlord agrees with such findings, or, in the event of a dispute, the arbitrator rules in favor of Tenant, then the amount overcharged to Tenant shall be applied against the next accruing monthly installment(s) of Additional Rent due under this Article 5. If the Term has expired or has been terminated, Landlord shall refund the surplus to Tenant within thirty (30) days after receipt of Tenant’s audit results.

5.6 Survival. In no event will any adjustment in Tenant’s obligation to pay Additional Rent under this Article 5 result in a decrease in Basic Rent. Tenant’s obligation to pay Additional Rent, and Landlord’s obligation to credit and/or refund to Tenant any amount, pursuant to this Article 5 will survive the Termination Date.

5.7 Operating Expenses With Respect to Tenant. Tenant shall also pay to Landlord, upon demand, the amount of any increase in Landlord’s Operating Expenses which is directly and solely attributable to Tenant’s use or manner of use of the Premises, to activities conducted on or about the Premises by Tenant or on behalf of Tenant or to any additions, improvements or alterations to the Premises made by or on behalf of Tenant.

5.8 Bills and Statements. The provisions of Section 29.3 apply to Landlord’s Estimated Expense Statement.

ARTICLE 6

ELECTRICITY

6.1 Cost of Electricity. The electricity (including the electricity serving the HVAC system exclusively serving the Premises) and natural gas consumed in the Premises will be measured by submeters, check meters or other measuring devices. From and after the Commencement Date, Tenant shall pay Landlord, within ten (10) business days after delivery of a bill therefor, all charges, including, without limitation, usage charges, demand factors, all other charges calculated at the rate structure then existing of the utility company supplying electrical energy to the Building for Tenant’s consumption as determined by such meter and Landlord’s actual costs of reading such meters. If the electricity or natural gas consumed in the Premises is measured by direct meter, Tenant shall contract with, and pay directly to, the applicable service provider for such service.

6.2 Tenant Not To Exceed Capacity. Tenant’s use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, connect any fixtures, appliances or equipment to the Building electric distribution system which require electricity greater than that of equipment used by an office user of typical office space in northern New Jersey or make any alteration or addition to the electric system of the Premises. Any changes requested by Tenant must be sent in writing to Landlord, and if, in the sole judgment of Landlord, such changes will not cause or create a dangerous or hazardous condition or damage or injury to the Building, or entail excessive or unreasonable alterations or repairs, or interfere with or disturb other tenants or occupants and/or the service then or thereafter to be supplied to tenants or occupants, Landlord will, at the sole cost and expense of Tenant, make such changes. Tenant shall pay Landlord for such reasonable costs and expenses within twenty (20) days of Tenant’s receipt of an invoice therefor.

6.3 Utility Deregulation. If permitted by law, Landlord will have the right to choose the service providers that deliver electricity to the Premises. Tenant shall cooperate with Landlord and such service providers, including granting reasonable access to the electric lines, feeders, risers, wiring, and any other machinery within the Premises. If the law prohibits Landlord from choosing the service providers that deliver electricity to the Premises, then Tenant’s choice of such service providers is subject to Landlord’s prior written consent, which consent will not be unreasonably withheld or delayed, and no such service provider will be permitted to deliver service to or otherwise affect the Building’s electric system without such consent.

6.4 Landlord Not Liable. Landlord will not be responsible for any loss, damage or expenses, and Tenant will not be entitled to any rent abatement, diminution, setoff, or any other relief from its obligations hereunder, on account of any change in the quantity or character of the electric service or any cessation or interruption of the supply of electricity to the Premises.

6.5 Generator Rights. (a) Subject to compliance with Legal Requirements, Tenant shall have the right to install a back-up generator for the exclusive use of Tenant (“Tenant’s Generator”) on the Property in such location as may be approved by Landlord in its sole and absolute discretion, in accordance with the provisions of this Section 6.5. Tenant shall furnish to Landlord detailed plans and specifications for Tenant’s Generator, the associated fuel tank (which shall be located above-ground) or other fuel supply source required for the operation of Tenant’s Generator and all wires, lines, pipes, conduits and other apparatus in connection with Tenant’s Generator (collectively “Tenant’s Generator Equipment”) for Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned, or delayed. Upon approval of such plans and specifications for Tenant’s Generator Equipment, Tenant shall have the right to install Tenant’s Generator Equipment, at Tenant’s expense subject to Landlord’s reasonable supervision. Tenant shall comply with all Legal Requirements in connection with the installation, use, maintenance, and removal of Tenant’s Generator Equipment and Tenant shall keep the Premises, Building and Land free and clear from liens arising from or related to the installation, use, maintenance and repair thereof. Tenant shall be responsible for procuring whatever approvals, licenses or permits may be required for the installation, use and maintenance of Tenant’s Generator Equipment and the related support systems required for the installation and use of Tenant’s Generator Equipment. Landlord agrees that, at no cost to Landlord, it shall cooperate with Tenant in Tenant’s pursuit of any such approvals, licenses, or permits, which cooperation shall include executing any necessary owner’s consent forms. Upon termination or expiration of this Lease, Tenant may, at Tenant’s sole option, remove Tenant’s Generator Equipment, in which event Tenant shall repair and restore the Property and Building to the condition that existing prior to such installation, reasonable wear and tear and events of casualty and condemnation excepted. Landlord and Tenant shall cooperate reasonably in the design and location of routing for Tenant’s Generator(s). Tenant’s Generator(s) must at all times be independent of the Building’s electrical distribution system. Tenant shall supply its own emergency transfer switches in connecting Tenant’s Generator to its electrical system and shall not use the emergency switches existing in the Building.

(b) Tenant shall be responsible for all costs and expenses in connection with the use, operation and repair of Tenant’s Generator, including, without limitation, the cost of fuel necessary to operate Tenant’s Generator and all other utility costs in connection therewith. Tenant shall maintain and repair Tenant’s Generator in a commercially reasonable manner consistent with generators used in other buildings similar to the Building in the State of New Jersey.

ARTICLE 7

MAINTENANCE; ALTERATIONS; REMOVAL OF TRADE FIXTURES

7.1 Tenant’s Maintenance. Tenant shall, at its sole cost and expense, keep the Premises in good order and condition (except for ordinary wear and tear) and, except as provided in Section 7.2, shall make all non-structural repairs, alterations, renewals and replacements and shall take such other action as may be necessary or appropriate to keep and maintain the Premises in good order and condition. Except as expressly provided in this Lease, Landlord will not be obligated to maintain, alter or repair the Premises. All repairs made by Tenant must be at least equal in quality to the original work.

7.2 Landlord’s Repairs. Landlord, at its sole cost (but subject to inclusion in Landlord’s Operating Expenses as provided herein) shall make all repairs and replacements to the foundation, the bearing walls, the structural columns and beams, the exterior walls, the exterior windows and the roof of the Building, all mechanical, electrical, plumbing, HVAC systems within the Building (including, but not limited to the HVAC system serving the Premises and the duct distribution systems within the Premises) and Common Areas. Notwithstanding the foregoing, Tenant shall reimburse Landlord for the actual reasonable costs incurred by Landlord in repairing, maintaining and replacing the distribution systems and VAV boxes within the Premises (not on the roof) within thirty (30) days after Landlord has delivered to Tenant a written invoice for such costs, provided that no such payments shall be due to Landlord with respect to any claim covered by warranty. With respect to all other repairs and replacements which are Landlord’s responsibilities pursuant to this Section 7.2, the costs and expenses incurred by Landlord in connection with such repairs and replacements will be included in Landlord’s Operating Expenses to the extent permitted by the terms of this Lease; provided, that if such repairs and replacements (including repairs and replacements with respect to the Property) are necessitated by the intentional acts or negligence of Tenant or Tenant’s Visitors, then Tenant shall reimburse Landlord, upon demand, for the reasonable cost thereof and provided further that no such cost shall be charged to Tenant to the extent caused by the gross negligence or intentional misconduct of the Landlord or Landlord’s agents.

7.3 Requirements for Tenant’s Maintenance. All maintenance and repair, and each addition, improvement or alteration, performed by on behalf of Tenant must be (a) completed expeditiously in a good and workmanlike manner, and in compliance with all applicable Legal Requirements and Insurance Requirements, (b) completed free and clear of all Liens, and (c) performed in a manner and by contractors approved by Landlord to the extent such work involves any work to any electrical, mechanical, plumbing or other system of the Building, any work to the outside of the Building, any work to the roof of the Building or any work to any structural element of the Building.

7.4 (a) Permitted Alterations. Provided Tenant is not in default of any its obligations under this Lease, Tenant may, upon prior written notice to Landlord and submission to Landlord of plans and specifications therefor, make interior, non-structural additions, improvements or alterations to the Premises having an aggregate cost not to exceed $100,000.00 in any twelve (12) month period, so long as the same do not (i) require a building permit, (ii) affect, alter, interfere with or disrupt any of the electrical, mechanical, plumbing or other system of the Building, (iii) affect the outside appearance of the Building, (iv) affect the roof of the Building, or (v) affect any structural element of the Building.

(b) Landlord’s Consent to Alterations. Except as set forth in Section 7.4(a), Tenant shall not make any addition, improvement or alteration to the Land or Building. In addition, Tenant shall not make any addition, improvement or alteration of the Premises having an aggregate cost in excess of $100,000.00 or (i) requiring a building permit, (ii) affecting, altering, interfering with or disrupting any electrical, mechanical, plumbing or other system of the Building, or (iii) affecting the outside appearance of the Building, the roof of the Building, the ingress to or the egress from the Premises and/or any structural element of the Building (such work, “Major Work”), unless Tenant submits to Landlord detailed plans and specifications therefor and Landlord approves such plans and specifications in writing (which approval shall not be unreasonably withheld, conditioned or delayed). Tenant shall reimburse Landlord, upon demand, for its actual reasonable third party costs for reviewing any plans submitted by Tenant for any Major Work.

(c) Contractors. Notwithstanding anything contained in the Lease to the contrary, Landlord reserves the right to require Tenant to use Landlord’s designated engineers and contractors in connection with any Major Work affecting the outside appearance of the Building, the roof of the Building, the ingress to or the egress from the Premises and/or any structural element of the Building. With respect to any Major Work involving the electrical, mechanical, plumbing or other system of the Building, Tenant may use Tenant’s designated contractors subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.

7.5 (a) Surrender of Alterations. Each addition, improvement and alteration to the Premises (each a “Tenant Improvement”) will, upon installation, become the property of Landlord and be deemed to be a part of the Premises. Notwithstanding anything to the contrary contained in this Section 7.5, prior to the Termination Date, Tenant shall remove all Tenant Improvements that are specialty improvements or above standard improvements (i.e., raised flooring, built-in bookcases, wall coverings, kitchen equipment, supplemental mechanical or electrical equipment, all roof mounted or ground mounted telecommunications equipment, vaults, any other piece of heavy equipment, vertical penetrations created by Tenant, or any item of work performed by Tenant which is specific to the particular use of the Premises by Tenant, etc.) and all wires installed by Tenant for standard voice and telecommunication data equipment. Prior to the Termination Date, Tenant shall repair any damage to the Premises caused by such removal and shall restore the Premises to the condition existing prior to the installation of such Tenant Improvement.

(b) Removal of Improvements. Tenant may install in, and remove from, the Premises any trade equipment, machinery and personal property belonging to Tenant (such trade equipment, machinery and personal property will not become the property of Landlord), provided that (i) Tenant shall repair all damage caused by such installation or removal; (ii) Tenant shall not install any equipment, machinery or other items on the roof of the Building or make any openings in the roof except for approved Finish Work including the compressors for the refrigeration and freezer units located in the Premises; and (iii) Tenant shall not install any equipment, machinery or other items on the floor, walls or ceiling of the Premises that exceed the load bearing capacity or compromise the structural integrity of the floor, walls or ceiling of the Premises.

7.6 Utility Rooms. Tenant acknowledges and that (i) a portion of the Premises contains two utility rooms (the “Utility Rooms”) located on the westerly side of the Premises shown on Schedule B attached hereto, (ii) the Utility Rooms contains utility lines, risers, meters and panels which are used for the entire Building, in addition to the Premises, (iii) Tenant shall not perform any work or make any modifications to the Utility Rooms without Landlord consent, which may be withheld by Landlord in its reasonable, and (iv) in no event shall Tenant store any materials in the Utility Rooms or make or install any equipment which inhibit or obstruct Landlord ability to utilize the Building equipment described above

ARTICLE 8

USE OF PREMISES

8.1 Permitted Use. Tenant shall not use or permit the use of the Premises for any purpose other than the Permitted Use specified in the Basic Lease Provisions.

8.2 Prohibited Uses. Tenant shall not use or permit the use of the Premises in any manner or for any purpose or do, bring or keep anything, or permit anything to be done, brought or kept in the Premises that (a) violates any Legal Requirement or Insurance Requirement, (b) could overload the electrical or mechanical systems of the Building or exceed the design criteria, the structural integrity, character, appearance or fair market value of the Building, (c) in the reasonable judgment of Landlord, may impair or interfere with the proper and economic heating or air conditioning of the Building; or (d) in the reasonable judgment of Landlord, may interfere with the use or occupancy of any portion of the Building outside of the Premises by Landlord or any other tenant or occupant of the Building.

8.3 Dispensing Food. Landlord acknowledges that Tenant will be using a portion of the Premises as a “Test Kitchen” and therefore, Tenant shall be permitted to prepare and dispense food and beverages only in such area of the Premises. Tenant shall install, maintain and operate a venting system to ensure that no odors from its production of food and/or from the test kitchen area emanate outside of the Premises. In addition, Tenant shall maintain an extermination contract using a contractor approved by Landlord (which approval shall not be unreasonably withheld, conditioned, or delayed), and said contract shall provide routine preventative measures against potential vermin.

8.4 Parking. (a) Tenant will have the right during the term of this Lease to park up to the number of cars indicated in the Basic Lease Provisions in the parking area of the Property. Any of the following actions by Tenant and/or Tenant’s Visitors will be deemed a material default under this Lease: (i) the use of more parking spaces than the number indicated in the Basic Lease Provisions; (ii) parking in spaces designated for the exclusive use of other parties, (iii) parking outside of marked parking spaces, (iv) the maintenance, repair or cleaning of any vehicle in the parking area, and (v) the violation of any other parking rules and regulations promulgated by Landlord.

(b) Landlord will have no liability for any damage to vehicles on the Property or for any loss of property from within such vehicles, or for any injury suffered by Tenant’s employees or Tenant’s Visitors, except to the extent such loss, damage or injury is caused solely by Landlord’s negligence or willful misconduct. Tenant shall advise its employees, Tenant’s Visitors, and any subtenant’s employees of the requirements of this Section 8.4 and Tenant shall be responsible for compliance by such parties with such requirements. If Tenant or Tenant’s Visitors park illegally or in areas designated for use by others, or in driveways, fire lanes or areas not striped for general parking or otherwise violate any parking rules and regulations promulgated by Landlord, then Landlord may, at Tenant’s sole cost and expense, tow such vehicles away from the Property and/or attach violation notices to such vehicles. Any amount due from Tenant pursuant to this Article will be deemed Additional Rent and Tenant shall pay such amounts to Landlord upon demand. Landlord reserves the right, from time to time, to assign other Building tenants reserved parking spaces, and Tenant agrees to be bound thereby; however, Landlord agrees that it will not grant other Building tenants a proportionately more favorable ratio of reserved parking spaces than it has granted to Tenant.

8.5 Permits, Licenses and Authorizations. Tenant shall obtain and maintain in full force and effect, at its sole cost and expense, all permits, licenses or authorizations of any nature required in connection with the operation of Tenant’s business at the Premises.

ARTICLE 9

LANDLORD’S SERVICES

9.1 Landlord’s Services. Provided Tenant is not in default under any of the provisions of this Lease beyond applicable grace periods provided herein, Landlord shall furnish to Tenant the services set forth in this Article 9 (collectively “Building Services”) during Building Hours.

9.2 Heating and Air Cooling. Landlord shall install an HVAC system (in accordance with the specification set forth on Schedule D-2) to exclusively serve the Premises, which system shall be in the exclusive control of Tenant. Tenant shall operate such HVAC system in an appropriate manner in accordance with such system’s design specifications.

9.3 Water. Landlord shall furnish adequate hot and cold water at standard Building temperatures to the Building for drinking, lavatory, cooking and cleaning purposes (including for Tenant’s “Test Kitchen” located in the Premises), the cost of which shall be separately metered and charged to the Tenant. Tenant will pay the costs of such water use to Landlord within ten (10) days after the delivery of an invoice therefore.

9.4 Common Area Maintenance. Landlord shall furnish electrical lighting, cleaning, and maintenance, repair and replacements of the Common Areas of the Building and the Property.

9.5 Building Directory. At Tenant’s request, Landlord shall include Tenant’s name in the main Building directory. Tenant shall promptly reimburse Landlord for the cost of any changes made to such listing at Tenant’s request.

9.6 (a) Premises Cleaning. Landlord shall provide the janitorial services described on Schedule C attached hereto (“Janitorial Services”) five (5) days a week, provided the Premises are kept in reasonable order by Tenant. Janitorial Services will not be provided on Saturdays, Sundays or Building Holidays. Notwithstanding the foregoing, Landlord shall not, as part of its normal Janitorial Services, clean the “Test Kitchen” area of the Premises. Tenant shall contract directly with Landlord’s Janitorial Services contractor for the cleaning of the “Test Kitchen” area of the Premises and pay a separate charge for such cleaning directly to the Janitorial Services contractor.

(b) Special Cleaning Services. If Tenant requests special or more frequent cleaning and janitorial services (“Special Cleaning Services”), Landlord may, upon reasonable advance notice by Tenant, elect to furnish such Special Cleaning Services and Tenant shall pay to Landlord, within ten (10) days of being billed therefor, Landlord’s charge for providing such Special Cleaning Services. Special Cleaning Services include, but are not limited to the following: (i) cleaning of permitted eating facilities (if any), including the removal of garbage therefrom, (ii) cleaning of computer centers, including peripheral areas, and the removal of waste paper therefrom, (iii) cleaning of special equipment areas, kitchen areas, private toilets and locker rooms, medical centers and large scale duplicating rooms (if any), (iv) cleaning of areas of special security, such as storage units, (v) consumable supplies for private toilet rooms, (vi) cleaning of light fixtures, (viii) cleaning or shampooing of carpeting and the cleaning, waxing, refinishing and buffing of non-carpeted areas, (viii) stain removal, (ix) painting, (x) removal of any refuse in excess of the amount ordinarily accumulated in routine office occupancy, as determined by Landlord.

(c) Performance of Janitorial Services. Tenant shall grant Landlord’s cleaning personnel and contractors access to the Premises from and after 6:00 PM on weekdays and at any time on Saturdays, Sundays and Building Holidays for the purpose of performing the Janitorial Services. Tenant shall not hinder the performance of the Janitorial Services and, if Tenant does hinder the performance of the Janitorial Services, Landlord will have no liability to Tenant on account thereof. Tenant shall supply adequate waste receptacles, cabinets and bookcases to prevent unreasonable hardship to Landlord in discharging its obligations regarding Janitorial Services. If any Legal Requirement requires trash to be separated into different components before carting (e.g., office paper, computer paper, newspaper, cans and bottles), Tenant shall comply with such requirements and shall supply adequate receptacles for each such component at Tenant’s sole expense.

(d) Day Porter. Landlord shall provide a day porter to provide day-to-day maintenance for the Building.

9.7 Telecommunications. Subject to the Rules and Regulations of Landlord and any applicable telecommunications provider, Tenant will have access to the existing telecommunications system in the Building, if any. Tenant hereby acknowledges that the telecommunications system has been installed and is operated by a third-party provider, not Landlord. Landlord makes no representations or warranties with respect to the telecommunications system. Tenant acknowledges that telecommunications service may be suspended or reduced by reason of repairs, alterations, improvements, accidents, or other causes beyond the reasonable control of Landlord. Any such interruption or suspension of services will not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, nor render Landlord liable to Tenant for damages by abatement of rent or otherwise, nor relieve Tenant of any of its obligations under this Lease. Tenant shall contract directly with the company providing telecommunications services to the Premises. Tenant shall pay all charges for telecommunications services before any interest or penalties are added thereto and shall furnish to Landlord, upon request, satisfactory proof of payment.

9.8 Interruption of Services. Landlord reserves the right to suspend the Building Services on account of fire, storm, explosion, strike, lockout, labor dispute, casualty or accident, acts of God, riot, war, terrorism, interference by civil or military authorities, or any other cause beyond Landlord’s control or for emergency, inspection, cleaning, repairs, replacement, alterations or improvements that Landlord reasonably deems desirable or necessary. Landlord shall use reasonable efforts to restore any Building Services suspended pursuant to this Section 9.9. Landlord will not be liable to Tenant for any costs, expenses or damages incurred by Tenant as a result of any failure to furnish any Building Services and such failure will not (i) be construed as a constructive eviction or eviction of Tenant, (ii) excuse Tenant from the performance of any of its obligations hereunder, or (iii) entitle Tenant to any abatement or offset against Basic Rent or Additional Rent. In addition, no deduction from Basic Rent or Additional Rent will be permitted on account of any Building Services used by Tenant.

9.9 Energy Conservation. Landlord and Tenant shall comply with all mandatory energy conservation controls and requirements imposed or instituted by the federal, state or local governments and applicable to office buildings, or as may be required to operate the Building as an office building comparable to equivalent facilities in the county in which the Property is located. These controls and requirements may include, without being limited to, controls on the permitted range of temperature settings in office buildings and curtailment of the volume of energy consumed or the hours of operation of the Building. Any terms or conditions of this Lease that conflict with such controls and requirements will be suspended for the duration of such controls and requirements. Compliance with such controls and requirements will not be considered an eviction, actual or constructive, of Tenant from the Premises and will not entitle Tenant to terminate this Lease or to an abatement of any Basic Rent or Additional Rent.

ARTICLE 10

COMPLIANCE WITH REQUIREMENTS

10.1 Compliance. Tenant shall (i) comply with all Legal Requirements and Insurance Requirements applicable to the Premises and Tenant’s use thereof, and (ii) maintain and comply with all permits, licenses and other authorizations required by any governmental authority for Tenant’s use of the Premises and for the proper operation, maintenance and repair of the Premises. Landlord shall, at no cost to Landlord, join in any application for any permit or authorization with respect to Legal Requirements if such joinder is necessary. If any structural repairs or replacements are required in order for Tenant to comply with its obligations under this Section 10.1, Landlord shall perform such repairs or replacements and Tenant shall, upon demand, reimburse Landlord for the costs and expenses incurred by Landlord in connection with such repairs or replacements.

10.2 Increases in Insurance Premiums. Tenant shall not do, or permit to be done, anything in or to the Premises, or keep anything in the Premises that increases the cost of any insurance maintained by Landlord. Tenant shall, upon demand, pay to Landlord any such increase in insurance premiums and any other costs incurred by Landlord as result of the negligence, carelessness or willful action of Tenant or Tenant’s Visitors.

10.3 Compliance with Legal Requirements. As of the date hereof, to Landlord’s knowledge, the Building is in compliance with all applicable Legal Requirements.

ARTICLE 11

COMPLIANCE WITH ENVIRONMENTAL LAWS

11.1 Environmental Laws. Tenant shall comply, at its sole cost and expense, with all Environmental Laws in connection with Tenant’s use and occupancy of the Premises; provided, however, that the provisions of this Article 11 will not obligate Tenant to comply with the Environmental Laws if such compliance is required solely as a result of the occurrence of a spill, discharge or other event before the Commencement Date, or if such spill, discharge or other event was not caused by the act, negligence or omission of Tenant or Tenant’s Visitors.

11.2 Copies of Environmental Documents. Tenant shall deliver promptly to Landlord a true and complete copy of any correspondence, notice, report, sampling, test, finding, declaration, submission, order, complaint, citation or any other instrument, document, agreement and/or information submitted to, or received from, any governmental entity, department or agency in connection with any Environmental Law relating to or affecting the Premises.

11.3 Hazardous Substances and Hazardous Wastes. Tenant shall not cause or permit any “hazardous substance” or “hazardous waste” (as such terms are defined in the ISRA) to be kept in the Premises, except for de minimus quantities of cleaning supplies, medicines and other materials used by Tenant in the ordinary course of its business and in accordance with all Legal Requirements. Tenant shall not engage in, or permit any other person or entity to engage in, any activity, operation or business in the Premises that involves the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of hazardous substances or hazardous wastes.

11.4 (a) Discharge. If a spill or discharge of a hazardous substance or a hazardous waste occurs on or from the Premises, Tenant shall give Landlord immediate oral and written notice of such spill and/or discharge, setting forth in reasonable detail all relevant facts, including, without limitation, a copy of (i) any notice of a violation, or a potential or alleged violation, of any Environmental Law received by Tenant or any subtenant or other occupant of the Premises; (ii) any inquiry, investigation, enforcement, cleanup, removal, or other action instituted or threatened against Tenant or any subtenant or other occupant of the Premises; (iii) any claim instituted or threatened against Tenant or any subtenant or other occupant of the Premises; and (iv) any notice of the restriction, suspension, or loss of any environmental operating permit by Tenant or any subtenant or other occupant of the Premises. If a spill or discharge arises out of or relates to Tenant’s use and occupancy of the Premises, or if a spill or discharge is caused by the act, negligence or omission of Tenant or Tenant’s Visitors, then Tenant shall pay all costs and expenses relating to compliance with applicable Environmental Laws (including, without limitation, the costs and expenses of site investigations and the removal and remediation of such hazardous substance or hazardous waste).

(b) Landlord’s Cleanup Rights. Without relieving Tenant of its obligations under this Lease and without waiving any default by Tenant under this Lease, Landlord will have the right, but not the obligation, to take such action as Landlord deems necessary or advisable to cleanup, remove, resolve or minimize the impact of or otherwise deal with any spill or discharge of any hazardous substance or hazardous waste on or from the Premises. If a spill or discharge arises out of or relates to Tenant’s use and occupancy of the Premises, or if a spill or discharge is caused by the act, negligence or omission of Tenant or Tenant’s Visitors, then Tenant shall, on demand, pay to Landlord all costs and expenses incurred by Landlord in connection with any action taken in connection therewith by Landlord.

11.5 (a) ISRA. If Tenant’s operations at the Premises now or hereafter constitute an “Industrial Establishment” (as defined under ISRA) or are subject to the provisions of any other Environmental Law, then Tenant agrees to comply, at its sole cost and expense, with all requirements of ISRA and any other applicable Environmental Law to the satisfaction of Landlord and the governmental entity, department or agency having jurisdiction over such matters (including, but not limited to, performing site investigations and performing any removal and remediation required in connection therewith) in connection with (i) the occurrence of the Termination Date, (ii) any termination of this Lease prior to the Termination Date, (iii) any closure, transfer or consolidation of Tenant’s operations at the Premises, (iv) any change in the ownership or control of Tenant, (iv) any permitted assignment of this Lease or permitted sublease of all or part of the Premises or (v) any other action by Tenant which triggers ISRA or any other Environmental Law.

(b) Compliance with ISRA. Tenant further agrees to implement and execute all of the provisions of this section in a timely manner so as to coincide with the termination of this Lease or to coincide with the vacating of the Premises by Tenant at any time during the term of this Lease. In connection with subsection (a) above, if, with respect to ISRA, Tenant fails to obtain a no further action and covenant not to sue letter from the New Jersey Department of Environmental Protection or to otherwise comply with the provisions of ISRA prior to the Termination Date, or if, with respect to any other Environmental Law, Tenant fails to fully comply with the applicable provisions of such other Environmental Law prior to the Termination Date, Tenant will be deemed to be a holdover tenant and shall pay rent at the rate set forth in Section 24.3 and shall continue to diligently pursue compliance with ISRA and/or such other Environmental Law. Upon Tenant’s full compliance with the provisions of ISRA or of such other Environmental Law, Tenant shall deliver possession of the Premises to Landlord in accordance with the provisions of this Lease and such holdover rent shall be adjusted as of said date.

11.6 (a) Landlord’s ISRA Compliance. In connection with (i) any sale or other disposition of all or part of Landlord’s interest in the Premises, (ii) any change in the ownership or control of Landlord, (iii) any condemnation, (iv) any foreclosure or (v) any other action by Landlord which triggers ISRA or any other Environmental Law, Landlord shall comply, at its sole cost and expense, with all requirements of ISRA and such other applicable Environmental Law; provided, however, that if any site investigation is required as a result of Tenant’s use and occupancy of the Premises or a spill or discharge of a hazardous substance or hazardous waste caused by the act, negligence or omission of Tenant or Tenant’s Visitors, then Tenant shall pay all costs associated with such site investigation and, if any removal and remediation is required as a result of a spill or discharge of a hazardous substance or hazardous waste caused by the act, negligence or omission of Tenant or Tenant’s Visitors, then Tenant shall, upon demand by Landlord, pay all costs associated with such removal and remediation.

(b) Tenant’s Cooperation. If, in order to comply with any Environmental Law, Landlord requires any affidavits, certifications or other information from Tenant, Tenant shall, at no charge to Landlord, deliver the same to Landlord within five (5) business days of Landlord’s request therefor.

11.7 Notices. If Landlord has given to Tenant the name and address of any holder of an Underlying Encumbrance, Tenant agrees to send to said holder a photocopy of those items given to Landlord pursuant to the provisions of Section 11.2.

11.8 Survival. Tenant’s obligations under this Article 11 shall survive the expiration or earlier termination of this Lease.

11.9 North American Industry Classification System. Tenant hereby represents and warrants to Landlord that Tenant’s operations at the Premises will at all times have the following North American Industry Classification System (“NAICS”) code: 311911.

11.10 Landlord’s Representations and Indemnification. Landlord represents that, to its knowledge, the Property is in compliance with all applicable Environmental Laws. Landlord shall indemnify, defend, and hold harmless Tenant from and against any and all liabilities, damages, claims, losses, judgments, causes of action, and reasonable costs and expenses (including the reasonable fees and expenses of counsel) that may be incurred by Tenant or threatened against Tenant, relating to or arising out of, hazardous substances or hazardous wastes that were located on the Property as of the Commencement Date, or were introduced onto the Property after the Commencement Date by the acts of Landlord or its agents.

11.11 Recycling Requirements. Landlord shall comply with all Legal Requirements regarding recycling and shall supply the necessary services to the Building for such compliance.

ARTICLE 12

DISCHARGE OF LIENS

Within twenty (20) days after receipt of notice thereof, Tenant shall discharge or bond over any Lien on the Premises, the Basic Rent, Additional Rent or any other sums payable under this Lease caused by or arising out of Tenant’s acts or Tenant’s failure to perform any obligation under this Lease.

ARTICLE 13

PERMITTED CONTESTS

Tenant may, by appropriate proceedings, contest the amount, validity or application of any Legal Requirement which Tenant is obligated to comply with or any Lien which Tenant is obligated to discharge, provided that (a) such proceedings suspend the collection thereof, (b) no part of the Premises, Basic Rent or Additional Rent or any other sum payable hereunder is subject to loss, sale or forfeiture during such proceedings, (c) Landlord is not subject to any civil or criminal liability for failure to pay or perform, as the case may be, (d) Tenant furnishes such security as may be required in the proceedings or reasonably requested by Landlord, (e) such proceedings do not affect the payment of Basic Rent, Additional Rent or any other sum payable to Landlord hereunder or prevent Tenant from using the Premises for its intended purposes, and (f) Tenant notifies Landlord of such proceedings not less than ten (10) days prior to the commencement thereof and describes such proceedings in reasonable detail. Tenant shall conduct all such contests in good faith and with due diligence and shall, promptly after the determination of such contest, pay all amounts required to be paid by Tenant.

ARTICLE 14

INSURANCE; INDEMNIFICATION

14.1 (a) Tenant’s Insurance. Tenant shall obtain, and shall keep in full force and effect, the following insurance, with insurers that are authorized to do business in the State of New Jersey and are rated at least A (Class X) in Best’s Key Rating Guide:

(i) Commercial general liability insurance (including, during any period when Tenant is making alterations or improvements to the Premises, coverage for any construction on or about the Premises), against claims for bodily injury, personal injury, death or property damage occurring on, in or about the Premises in an amount per occurrence of not less than $5,000,000.00 combined single limit. If the policy covers other locations owned or leased by Tenant, then such policy must include an aggregate limit per location endorsement.

(ii) Special form (all risk) personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises with an agreed endorsement in an amount equal to the full replacement cost of such property.

(iii) Workers’ compensation insurance coverage for the full statutory liability of Tenant and employers’ liability insurance with a limit of not less than (x) $500,000 per accident for bodily injury by accident, (y) $500,000 policy limit by disease, and (z) $500,000 per employee for bodily injury by disease.

(iv) Business interruption insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to those events commonly insured against by reasonably prudent tenants and/or attributable to Tenant’s inability to access or occupy (all or part of) the Premises.

(v) Such other insurance as Landlord deems necessary and prudent or as may be required by any Lender or Master Landlord.

(b) Policy Requirements. The policies of insurance required to be maintained by Tenant pursuant to Section 14.1 must be reasonably satisfactory to Landlord and must be written as primary policy coverage and not contributing with, or in excess of, any coverage carried by Landlord. All policies must name as additional insureds (except for workers’ compensation insurance and business interruption insurance) Landlord, Lender, any parties named by Landlord as having an interest in the Premises, and Tenant, as their respective interests may appear. All such policies (except for worker’s compensation insurance) must (i) provide that thirty (30) days’ prior written notice of suspension, cancellation, termination, modification, non-renewal or lapse or material change of coverage will be given to Landlord and that such insurance will not be invalidated by (x) any act or neglect of Landlord or Tenant or any owner of the Property, (y) any change in the title or ownership of the Property, or (z) occupation of the Premises for purposes more hazardous than are permitted by such policy, and (ii) not contain a provision relieving the insurer thereunder of liability for any loss by reason of the existence of other policies of insurance covering the Premises against the peril involved, whether collectible or not. All policies must include a contractual liability endorsement evidencing coverage of Tenant’s obligation to indemnify Landlord pursuant to Section 14.3. Tenant shall not self-insure for any insurance coverage required to be carried by Tenant under this Lease. The deductible for any insurance policy required hereunder must not exceed $500,000, so long as the Tenant named herein maintains EBITDA (as reported in its publically available financial statements) in excess of $100,000,000. If Tenant’s EBITDA does not exceed $100,000,000, then no deductible for any insurance policy required hereunder shall exceed $50,000. Tenant will have the right to provide the insurance coverage required under this Lease through a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease.

(c) Certificates of Insurance. Prior to the Commencement Date, Tenant shall deliver to Landlord original or duplicate policies or certificates evidencing all insurance Tenant is obligated to carry under this Lease. Within ten (10) days prior to the expiration of any such insurance, Tenant shall deliver to Landlord original or duplicate policies or certificates evidencing the renewal of such insurance. Tenant’s certificates of insurance must be on: (i) ACORD Form 27 with respect to property insurance, and (ii) ACORD Form 25-S with respect to liability insurance or, in each case, on successor forms approved by Landlord.

(d) No Separate Insurance. Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by Section 14.1 unless Landlord and Tenant are named as insureds therein.

(e) Tenant’s Failure to Maintain Insurance. If Tenant fails to maintain the insurance required by this Lease, Landlord may, but will not be obligated to, obtain, and pay the premiums for, such insurance. Upon demand, Tenant shall pay to Landlord all amounts paid by Landlord pursuant to this Section 14.1(e).

14.2 Waivers. (a) Landlord hereby waives and releases Tenant, and Tenant hereby waives and releases Landlord, from any and all liabilities, claims and losses for which the released party is or may be held liable to the extent of any insurance proceeds received by the injured party.

(b) Each party hereto agrees to have included in its property insurance policies a waiver of the insurer’s right of subrogation against the other party. If such a waiver is not enforceable or is unattainable, then such insurance policy must contain either (i) an express agreement that such policy will not be invalidated if Landlord or Tenant, as the case may be, waives its right of recovery against the other party, or (ii) any other form for the release of

Landlord or Tenant, as the case may be. If such waiver, agreement or release is not obtainable from a party’s insurance company, then such party shall notify the other party of such fact and shall use its best efforts to obtain such waiver, agreement or release from another insurance company satisfying the requirements of this Lease.

14.3 Indemnification. (a) Tenant hereby indemnifies, and shall pay, protect and hold Landlord harmless from and against all liabilities, losses, claims, demands, costs, expenses (including attorneys’ fees and expenses) and judgments of any nature, (except to the extent Landlord is compensated by insurance maintained by Landlord or Tenant hereunder and except for such of the foregoing as arise from the gross negligence or willful misconduct of Landlord, its agents, servants or employees), arising, or alleged to arise, from or in connection with (i) any injury to, or the death of, any person or loss or damage to property on or about the Premises, (ii) any violation of any Legal Requirement or Insurance Requirement, (iii) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises, (iv) Tenant’s occupancy of the Premises, (including, but not limited to, statutory liability and liability under workers’ compensation laws), (v) any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, and (vi) any act or omission of Tenant, or any officer, agent, employee, guest, or invitee of Tenant. Tenant shall, at its sole cost and expense, defend any action, suit or proceeding brought against Landlord by reason of any such occurrence with independent counsel selected by Tenant and reasonably acceptable to Landlord. The obligations of Tenant under this Section 14.3(a) will survive the expiration or earlier termination of this Lease.

(b) Landlord hereby indemnifies, and shall pay, protect and hold Tenant harmless from and against all liabilities, losses, claims, demands, costs, expenses (including attorneys’ fees and expenses) and judgments of any nature, (except to the extent Tenant is compensated by insurance maintained by Tenant or Landlord hereunder and except for such of the foregoing as arise from the gross negligence or willful misconduct of Tenant, its agents, servants or employees), arising, or alleged to arise, from or in connection with (i) any violation of any Legal Requirement or Insurance Requirement, (ii) performance of any labor or services by Landlord or the furnishing of any materials or other property in respect of the Building by Landlord, (iii) any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease, and (iv) any act or omission of Landlord, or any officer, agent or employee. Landlord shall, at its sole cost and expense, defend any action, suit or proceeding brought against Tenant by reason of any such occurrence with independent counsel selected by Landlord and reasonably acceptable to Tenant. The obligations of Landlord under this Section 14.3(b) will survive the expiration or earlier termination of this Lease

14.4 No Claims. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not make any claim against Landlord for (a) any damage to, or loss of, any property of Tenant or any other person, (b) business interruption or special, indirect or consequential damages, or (c) any acts or omissions of any other tenants in the Building or on the Property. Tenant hereby waives all claims against Landlord with respect to the foregoing. The provisions of this Section 14.4 will survive the expiration or earlier termination of this Lease.

ARTICLE 15

ESTOPPEL CERTIFICATES

15.1 Estoppel Certificates. Upon not less than ten (10) days’ prior notice by Landlord, Tenant shall execute and deliver to Landlord a statement certifying (i) the Commencement Date, (ii) the Termination Date, (iii) the dates of any amendments or modifications to this Lease, (iv) that this Lease was properly executed and is in full force and effect without amendment or modification, or, alternatively, that this Lease and all amendments and modifications have been properly executed and are in full force and effect, (v) the current annual Basic Rent, the current monthly installments of Basic Rent and the date on which Tenant’s obligation to pay Basic Rent commenced, (vi) the current monthly installment of Additional Rent for Taxes and Landlord’s Operating Expenses, (vii) the date to which Basic Rent and Additional Rent have been paid, (viii) the amount of the security deposit, if any, (ix) if applicable, that all work to be done to the Premises by Landlord has been completed in accordance with this Lease and has been accepted by Tenant, except as specifically provided in the estoppel certificate, (x) that no installment of Basic Rent or Additional Rent has been paid more than thirty (30) days in advance, except as specifically provided in the estoppel certificate, (xi) that Tenant is not in arrears in the payment of any Basic Rent or Additional Rent, except as specifically provided in the estoppel certificate, (xii) that, to the best of Tenant’s knowledge, neither party to this Lease is in default in the keeping, observance or performance of any covenant, agreement, provision or condition contained in this Lease and no event has occurred which, with the giving of notice or the passage of time, or both, would result in a default by either party, except as specifically provided in the estoppel certificate, (xiii) that, to the best of Tenant’s knowledge, Tenant has no existing defenses, offsets, liens, claims or credits against the Basic Rent or Additional Rent or against enforcement of this Lease by Landlord, except as specifically provided in the estoppel certificate, (xiv) that Tenant has not been granted any options or rights of first refusal to extend the Term, to lease additional space, to terminate this Lease before the Termination Date or to purchase the Premises, except as specifically provided in this Lease and any amendments thereto, (xv) that Tenant has not received any notice of violation of any Legal Requirement or Insurance Requirement relating to the Building or the Premises, (xvi) that Tenant has not assigned this Lease or sublet all or any portion of the Premises, except as specifically provided in the estoppel certificate, (xvii) that no “hazardous substances” or “hazardous wastes” have been generated, manufactured, refined, transported, treated, stored, handled, disposed or spilled on or about the Premises, and (xviii) such other matters as reasonably requested by Landlord. Tenant hereby acknowledges and agrees that such statement may be relied upon by any mortgagee, or any prospective purchaser, tenant, subtenant, mortgagee or assignee of any mortgage, of the Property or any part thereof.

15.2 Tenant’s Failure to Execute Estoppel Certificate. If Tenant fails or otherwise refuses to execute an estoppel certificate in accordance with Section 15.1, then Landlord shall have the right to deliver to Tenant a notice in accordance with the terms of this Lease stating that Tenant has failed to timely deliver the estoppel certificate pursuant to Section 15.1, together with a fully completed estoppel certificate. If Tenant fails to deliver to Landlord an executed estoppel certificate satisfying the criteria set forth in Section 15.1 within five (5) business days after the delivery of such notice, then Tenant shall be deemed to be estopped from raising any claims which are contrary to the statements set forth in the estoppel certificate delivered by Landlord.

ARTICLE 16

ASSIGNMENT AND SUBLETTING

16.1 Prohibition. Except as otherwise expressly provided in this Article 16, Tenant shall not sell, assign, transfer, hypothecate, mortgage, encumber, grant concessions or licenses, sublet, or otherwise dispose of any interest in this Lease or the Premises, by operation of law or otherwise, without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold or delay. Any consent granted by Landlord in any instance will not be construed to constitute a consent with respect to any other instance or request. If the Premises or any part thereof are sublet, used, or occupied by anyone other than Tenant, or if this Lease is assigned by Tenant, Landlord will have the right to collect rent from the assignee, subtenant, user or occupant, but no such assignment, subletting, use, occupancy or collection will be deemed (i) a waiver of any of Landlord’s rights or Tenant’s obligations under this Article 16, (ii) the acceptance of such assignee, subtenant, user or occupant as tenant, or (iii) a release of Tenant from the performance of any its obligations under this Lease. Notwithstanding anything to the contrary contained in this Article 16, except as provided in Section 16.15, Tenant shall be entitled to retain 100% of the profits associated with an assignment of this Lease or a subletting of the Premises.

16.2 Tenant’s Notice. If Tenant desires to sublet the Premises or assign this Lease, Tenant shall submit to Landlord a written notice (“Tenant’s Notice”) setting forth in reasonable detail:

(a) the name and address of the proposed subtenant or assignee;

(b) the terms and conditions of the proposed subletting or assignment (including the proposed commencement date of the sublease or the effective date of the assignment, which must be at least thirty (30) days after Tenant’s Notice is delivered to Landlord);

(c) the nature and character of the business of the proposed subtenant or assignee;

(d) banking, financial, and other credit information relating to the proposed subtenant or assignee in reasonably sufficient detail to enable Landlord to determine the proposed subtenant’s or assignee’s financial responsibility; and

(e) in the case of a subletting, complete plans and specifications for any work to be done in the Premises to be sublet.

16.3 Landlord’s Response. Within thirty (30) days after Landlord’s receipt of Tenant’s Notice, Landlord shall notify Tenant whether Landlord (i) consents to the proposed sublet or assignment, (ii) does not consent to the proposed sublet or assignment, or (iii) elects to exercise its recapture right, as described in Section 16.5. Without limiting the possible reasons for withholding consent, Landlord will have the right to withhold its consent to the proposed sublease or assignment if (1) the proposed assignee’s or subtenant’s financial condition is not, in the reasonable judgment of Landlord, capable of satisfying the Tenant’s obligations under this Leased, (2) the quantity or location of the space proposed to be sublet or assigned is inappropriate in the reasonable judgment of Landlord, (3) the proposed sublease or assignment would be to any prospective tenant (or to a subsidiary or affiliate thereof) with whom Landlord has negotiated for the leasing of space in the Building during the six (6) month period prior to Landlord’s receipt of Tenant’s Notice, (4) the business of the proposed subtenant or assignee is not compatible with the type of occupancy of the Building, or such business will create increased use of the facilities of the Building, (5) the business of the proposed subtenant or assignee, as determined by its North American Industry Classification System, would make it subject to the provisions of ISRA, (6) the proposed sublease or assignment might adversely affect the quality or marketability of either the rentable area or the Building, or (7) the proposed subtenant or assignee will, in Landlord’s reasonable judgment, demean the character of the Building.

16.4 Requirements. In addition to the foregoing requirements, no assignment or sublease will be permitted if, at the effective date of such assignment or sublease, Tenant is in monetary default or material non-monetary default under this Lease.

16.5 (a) Recapture. If Tenant proposes to sublease or assign or otherwise transfer any interest in this Lease or the Premises comprising, collectively with all other subleases, assignments, or transfers then in effect, more than fifty percent (50%) of the rentable square footage of the Premises, then Landlord will have the right, exercisable by written notice (the “Recapture Notice”) to Tenant within thirty (30) days after receipt of Tenant’s Notice, to recapture the space described in Tenant’s Notice (the “Recapture Space”). The Recapture Notice will cancel and terminate this Lease with respect to the Recapture Space as of the date stated in Tenant’s Notice for the commencement of the proposed assignment or sublease and Tenant shall surrender possession of the Recapture Space as of such date. Thereafter, the Basic Rent and Additional Rent will be equitably adjusted based upon the square footage of the Premises then remaining, after deducting the square footage attributable to the Recapture Space.

(b) Landlord’s Exercise. If Landlord elects to exercise its recapture right and the Recaptured Space is less than the entire Premises, then Landlord, at its sole expense, will have the right to make any alterations to the Premises required, in Landlord’s reasonable judgment, to make such Recaptured Space a self-contained rental unit. Landlord shall perform all such work, if any, with as little inconvenience to Tenant’s business as is reasonably possible; provided, however, that (i) Landlord will not be required to perform such work after normal business hours or on weekends, and (ii) Landlord will not be deemed guilty of an eviction, partial eviction, constructive eviction or disturbance of Tenant’s use or possession of the Premises on account of such work and will not be liable to Tenant on account of same.

16.6 Sublease Requirements. In addition to the foregoing requirements, each sublease must contain the following provisions:

(a) The sublease must be subject and subordinate to all of the terms and conditions of this Lease.

(b) At Landlord’s option, if this Lease terminates prior to the expiration of the sublease, the subtenant must make full and complete attornment to Landlord for the balance of the term of the sublease. Such attornment must be evidenced by an agreement in form and substance satisfactory to Landlord executed and delivered by subtenant within five (5) days after Landlord’s request therefor.

(c) The term of the sublease must not extend beyond a date which is one day prior to the Termination Date.

(d) The subtenant will not be permitted to further sublet all or any portion of the subleased space or to assign its sublease without Landlord’s prior written consent which consent shall not be unreasonably withheld, conditioned or delayed.

(e) The subtenant must waive the provisions of any law that gives the subtenant any right to terminate the sublease or to surrender possession of the subleased if Landlord brings any proceedings to terminate this Lease.

16.7 Permitted Transfers. Notwithstanding anything to the contrary contained in this Article 16, any sublease or assignment to a Tenant Affiliate or a Successor Entity will not require Landlord’s consent and will not be subject to Sections 16.2(d), 16.3, 16.4(b), 16.4(c), 16.5, and 16.16, but all other provisions of this Article 16 will apply to such sublease or assignment. Tenant shall furnish Landlord with a copy of such sublease or assignment within twenty (20) days after execution thereof. Landlord acknowledges that the Premises may be occupied by one or more entities comprising Tenant or an affiliate and their employees, and that such use of the Premises shall not be considered an assignment or sublease, unless Tenant elects to treat it as such. “Tenant Affiliate” means any corporation or other entity controlled by, under common control with or which controls the original Tenant named in this Lease or in which original Tenant named in this Lease, directly or indirectly, has a fifty percent (50%) or greater voting or ownership interest. “Successor Entity” means (i) a corporation or other business entity into which or with which Tenant, its successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations or other business entities provided that by operation of law or by effective provisions contained in instruments of merger or consolidation, the liabilities of the corporations or other business entities participating in such merger or consolidation are assumed by the corporation or other business entity surviving such merger or consolidation, or (ii) an individual, corporation or other business entity acquiring all or substantially all of the stock of Tenant, or all or substantially all of the assets of Tenant, and assuming the obligations of Tenant under this Lease, or (iii) any corporate successor or other business entity successor to a successor corporation becoming such by either of the methods described in subdivision (i) and (ii) above. If, as of the effective day of an assignment to a Successor Entity, the net worth of such Successor Entity or any guarantor of the obligations under this Lease is less than Tenant’s net worth and Landlord, in its reasonable discretion, determines that additional security is needed from the Successor Entity, then the Successor Entity shall post such security as Landlord reasonably requires in the form required pursuant to Section 28.1 hereof. Tenant shall furnish Landlord with a copy of such sublease or assignment within five (5) business days after execution thereof.

16.8 Events Constituting Assignment. Each of the following events will be deemed to be an assignment of this Lease and will require the prior written consent of Landlord:

(a) any assignment or transfer of this Lease by operation of law;

(b) any hypothecation, pledge, or collateral assignment of this Lease;

(c) any involuntary assignment or transfer of this Lease in connection with bankruptcy, insolvency, receivership, or similar proceeding;

(d) any assignment, transfer, disposition, sale or acquisition of a controlling interest in Tenant to or by any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions; or

(e) any issuance of an interest or interests in Tenant (whether stock, partnership interests, or otherwise) to any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, which results in such person, entity, or group holding a controlling interest in Tenant. For purposes of the immediately foregoing, a “controlling interest” of Tenant means 50% or more of the aggregate issued and outstanding equitable interests (whether stock, partnership interests, membership interests or otherwise) of Tenant.

16.9 Assumption. It is a further condition to the effectiveness of any assignment otherwise complying with this Article 16 that the assignee execute, acknowledge, and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee assumes all obligations of Tenant under this Lease and agrees that the provisions of this Article 16 will continue to be binding upon it with respect to all future assignments and deemed assignments of this Lease.

16.10 Tenant Remains Liable. No assignment of this Lease or any sublease of all or any portion of the Premises will release or discharge Tenant from any liability under this Lease and Tenant will continue to remain primarily liable under this Lease, unless otherwise agreed to in writing by the parties.

16.11 Permits and Approvals. Tenant will be responsible for obtaining all required permits and approvals in connection with any assignment of this Lease or any subletting of the Premises. Landlord agrees to promptly cooperate with Tenant in pursuing any such permits and approvals. Tenant shall deliver copies of all such permits and approvals to Landlord prior to the commencement of any construction work, if construction work is to be done in connection with such sublease or assignment. Tenant shall, upon demand, reimburse Landlord for all costs, including, but not limited to, reasonable attorneys’ fees and disbursements, incurred by Landlord in reviewing any proposed assignment of this Lease, any proposed sublease of the Premises, and any permits, approvals, and applications in connection with any construction to be performed in the Premises in connection therewith.

16.12 Deadline for Consummation of Assignment or Sublease. If Landlord consents to any proposed assignment or sublease and Tenant fails to consummate such assignment or sublease within 180 days after Landlord gives such consent, Tenant will be required to again comply with all of the provisions this Article 16 before assigning this Lease or subletting any part of the Premises. Within ten (10) days after the execution of any sublease or assignment, Tenant shall deliver to Landlord a fully-executed copy of such sublease or assignment.

16.13 No Liability. Under no circumstances will Landlord be liable to Tenant for any failure or refusal to grant its consent to any proposed assignment or sublease. Tenant shall not claim any money damages by way of setoff, counterclaim or defense, based on any claim that Landlord unreasonably withheld its consent to any proposed sublease or assignment. Tenant’s sole and exclusive remedy will be an action for specific performance, injunction or declaratory judgment.

16.14 Indemnification. Whether or not Landlord withholds its consent to any proposed assignment or sublease, Tenant shall defend, indemnify, and hold Landlord harmless from and against all liability, damages, costs, fees, expenses, penalties, and charges (including, but not limited to, reasonable attorneys’ fees and disbursements) arising out of any claims made by any brokers or other persons claiming a commission or similar compensation in connection with such assignment or sublease.

16.15 (a) Bankruptcy. Notwithstanding anything to the contrary contained in this Lease, if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, all consideration payable in connection with such assignment shall be paid to Landlord and will be and remain the exclusive property of Landlord and will not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. All consideration constituting Landlord’s property under the preceding sentence not paid to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord.

(b) Adequate Assurance. If Tenant proposes to assign this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who has made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then Tenant shall deliver to Landlord written notice of such proposed assignment setting forth (i) the name and address of such person or entity, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided by Tenant to assure such person’s or entity’s future performance under this Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, or any such successor or substitute legislation or rule thereto, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date Tenant makes application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. For the purposes of clause (iii) above, “adequate assurance” means the deposit of cash security in an amount equal to the Basic Rent and Additional Rent payable under this Lease for the next succeeding twelve (12) months (which annual Additional Rent shall be reasonably estimated by Landlord). Landlord will thereupon have the right, exercisable by written notice to Tenant given at any time prior to the effective date of the proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such entity or person for the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code will be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

ARTICLE 17

CASUALTY

17.1 Notice. If any part of the Premises is damaged, Tenant shall promptly notify Landlord in writing of the extent of such damage.

17.2 Premises Not Untenantable. If the Premises are damaged, but no portion thereof is rendered untenantable, and this Lease is not terminated pursuant to Sections 17.4 or 17.5, Landlord shall, at its own expense, cause the Restoration to be completed as soon as reasonably practicable and the Basic Rent and Additional Rent will not abate.

17.3 Premises Untenantable. If the Premises are damaged and rendered partially or wholly untenantable, and this Lease is not terminated pursuant to Section 17.4 or 17.5, Landlord shall, at its own expense, cause the Restoration to be completed as soon as reasonably practicable, and the Basic Rent and Additional Rent will be equitably abated.

17.4 Termination. (a) If the Building is damaged and, in Landlord’s sole judgment, the total cost of Restoration will equal or exceed thirty percent (30%) or more of the full insurable value of the Building, then Landlord will have the right to terminate this Lease by delivering a written termination notice to Tenant within sixty (60) days after the occurrence of such casualty. If Landlord exercises its right to terminate this Lease pursuant to this Section 17.4, all Basic Rent and Additional Rent will be prorated as of the date of such casualty.

(b) If the Premises and/or the Building are damaged and, in Landlord’s sole judgment, Restoration cannot be completed within three hundred sixty five (365) days or if the Premises are damaged and rendered partially or wholly untenantable during the final year of the Term, Landlord and Tenant will each have the right to terminate this Lease by delivering a written termination notice to the other party within sixty (60) days after the occurrence of such casualty (or, with respect to Tenant, within sixty (60) days after Landlord notifies Tenant that it will take more than three hundred sixty five (365) days to complete Restoration). If either Landlord or Tenant exercises its right to terminate this Lease pursuant to this Section 17.4, all Basic Rent and Additional Rent will be prorated as of the date of such casualty.

17.5 Restoration. If the Net Award received by Landlord plus the amount of the Landlord’s deductible is not adequate to complete Restoration or if the holder of any Underlying Encumbrance elects to retain the Net Award, Landlord will have the right to terminate this Lease by delivering a written termination notice to Tenant within sixty (60) days after the amount of such Net Award is ascertained or the date on which the holder of any Underlying Encumbrance notifies Landlord that it has elected to retain the Net Award. If Landlord exercises its right to terminate this Lease pursuant to this Section 17.5, all Basic Rent and Additional Rent will be prorated as of the date of such casualty. Landlord will have no Restoration obligation if (i) the damage to the Building results in the termination of any underlying ground lease, or (ii) such damage was caused, directly or indirectly by the act or negligence of Tenant or Tenant’s Visitors.

ARTICLE 18

CONDEMNATION

18.1 Taking. Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant becomes entitled by reason of any Taking of all or any part of the Premises, except that Tenant will be entitled to any award or payment for the Taking of Tenant’s trade fixtures or personal property or for relocation or moving expenses, provided the amount of the Net Award payable to Landlord with respect to the fee interest is not diminished. All amounts payable pursuant to any agreement with any condemning authority made in settlement of or under threat of any condemnation or other eminent domain proceeding will be deemed to be an award made in such proceeding. Tenant agrees that this Lease will control the rights of Landlord and Tenant with respect to any Net Award and any contrary provision of any present or future law is hereby waived.

18.2 Entire Premises. In the event of a Taking of the entire Premises, the Term will terminate as of the date when possession is taken by the condemning authority and all Basic Rent and Additional Rent will be prorated as of such date.

18.3 Portion of Premises. In the event of a Taking of thirty (30%) percent or more of the Premises, if Tenant determines in good faith that the Taking will have a permanent, material, adverse affect on Tenant’s operations at the Premises, Tenant may, at any time either prior to or within sixty (60) days after the date the condemning authority takes possession of the applicable portion of the Premises, elect to terminate this Lease by delivering a written termination notice to Landlord. If Tenant fails to exercise such termination option, or if such option does not apply to a Taking, (i) Landlord shall, subject to any Excusable Delay and Section 18.4, cause Restoration to be completed as soon as reasonably practicable, and (ii) the Basic Rent and Additional Rent thereafter payable will be equitably prorated based upon the square footage of the Building actually taken.

18.4 Restoration. If (a) the Net Award is inadequate to complete Restoration, or (b) in the case of a Taking of thirty (30%) percent or more of the Premises, Tenant has not elected to terminate this Lease pursuant to Section 18.3 hereof, then Landlord may elect either to complete such Restoration or terminate this Lease by delivering a written termination notice to Tenant within sixty (60) days after (i) the date the amount of the Net Award is ascertained, or (ii) the expiration of the sixty (60) day period during which Tenant may terminate this Lease pursuant to Section 18.3. If Landlord terminates this Lease pursuant to this Section 18.4, all Basic Rent and Additional Rent will be apportioned as of the date the condemning authority takes possession of the Premises. Landlord’s obligation to perform Restoration is subject to the Net Award being made available to Landlord by any Lender or Master Landlord whose interest may be superior to Landlord.

ARTICLE 19

EVENTS OF DEFAULT

19.1 Events of Default. Any of the following occurrences, conditions or acts are an “Event of Default” under this Lease:

(a) Tenant fails to pay any Basic Rent, Additional Rent or other amount payable by Tenant hereunder within five (5) days after notice that such payment is due.

(b) Tenant or any guarantor of Tenant’s obligations hereunder (“Guarantor”) files a petition in bankruptcy pursuant to the Bankruptcy Code or under any similar federal or state law, or is adjudicated a bankrupt or becomes insolvent, or commits any act of bankruptcy as defined in any such law, or takes any action in furtherance of any of the foregoing.

(c) A petition or answer is filed proposing the adjudication of Tenant or any Guarantor as a bankrupt pursuant to the Bankruptcy Code or any similar federal or state law, and (i) Tenant or such Guarantor consents to the filing thereof, or (ii) such petition or answer is not discharged within sixty (60) days after the filing thereof.

(d) A receiver, trustee or liquidator (or other similar official) of Tenant or any Guarantor or of all or substantially all of its business or assets or of the estate or interest of Tenant in the Premises is appointed and not be discharged within sixty (60) days thereafter or if Tenant or such Guarantor consents to or acquiesces in such appointment.

(e) The estate or interest of Tenant in the Premises is levied upon or attached in any proceeding and such process is not vacated or discharged within sixty (60) days after such levy or attachment.

(f) If, after five (5) days notice to Tenant, Tenant fails to discharge any Lien within the time period set forth in Article 12.

(g) Tenant fails to maintain the insurance required by Article 14, or, if, after fifteen (15) days notice to Tenant, Tenant fails to deliver to Landlord the insurance certificates required by Article 14 within the time periods set forth in Section 14.1(c).

(h) Tenant fails to deliver to Landlord the estoppel certificate required by Article 15 within the time period set forth therein.

(i) Tenant fails to deliver to Landlord the subordination agreement required by Section 23.1 within the time period set forth therein.

(j) Tenant fails to comply with any Legal Requirement or Insurance Requirement, and such failure continues for a period of ten (10) days after Landlord gives notice to Tenant specifying such default and demanding that the same be cured.

(k) Tenant defaults in the observance or performance of any provision of this Lease other than those provisions contemplated by clauses (a) through (j) of this Section 19.1 and such default continues for thirty (30) days after Landlord gives notice to Tenant specifying such default and demanding that the same be cured.

(l) Any Guarantor defaults under the terms and conditions of any guaranty delivered to Landlord and such default continues beyond any applicable cure periods contained therein, or if any of the representations and/or warranties made by any Guarantor are untrue or materially misleading as of the date of the guaranty is delivered to Landlord.

Notwithstanding anything contained in this Section 19.1 to the contrary, in the event of an Emergency, each provision of this Section 19.1 regarding the time period within which to correct a non-monetary default will be deemed to be “as soon as possible” with diligent, continuous prosecution of corrective action. “Emergency” means a condition or potential condition that requires immediate action to (i) preserve the safety of persons or property, (ii) prevent the interruption or suspension of services deemed critical by Landlord to the operation of the Building, or (iii) avoid or correct a violation of any Legal Requirement.

ARTICLE 20

CONDITIONAL LIMITATIONS, REMEDIES

20.1 Termination. This Lease and the Term and estate hereby granted are subject to the limitation that, whenever an Event of Default has occurred and is continuing, Landlord will have the right, notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to terminate this Lease on a date specified in a written termination notice delivered to Tenant, which date must be at least five (5) days after the date Tenant receives such termination notice. Upon the date specified in Landlord’s termination notice, this Lease and the estate hereby granted will terminate with the same force and effect as if the date specified in Landlord’s notice was the Termination Date.

20.2 Remedies. (a) Upon any termination of this Lease pursuant to this Article 20, or as required or permitted by law, Tenant shall immediately quit and surrender the Premises to Landlord, and Landlord may, enter upon, re-enter, possess and repossess the same, but only through summary proceedings if Tenant remains in possession of the Premises, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event Tenant and no person claiming through or under Tenant by virtue of any law or an order of any court will be entitled to possession or to remain in possession of the Premises but shall immediately quit and surrender the Premises.

(b) If Landlord terminates this Lease pursuant to this Article 20, Tenant will remain liable for (i) the sum of (x) all Basic Rent, Additional Rent and other amounts payable by Tenant hereunder until the date this Lease would have expired had such termination not occurred, and (y) all reasonable expenses incurred by Landlord in re-entering the Premises, repossessing the same, making good any default of Tenant, painting, altering or dividing the Premises, putting the same in proper repair, reletting the same (including any and all reasonable attorneys fees and disbursements and reasonable brokerage fees incurred in so doing), removing and storing any property left in the Premises following such termination, and any and all reasonable expenses which Landlord may incur during the occupancy of any new tenant (other than expenses of a type that are Landlord’s responsibility under the terms of this Lease); less (ii) the net proceeds of any reletting actually received by Landlord. Tenant agrees to pay to Landlord the difference between items (i) and (ii) above with respect to each month during the period that would have constituted the balance of the Term, at the end of such month. Any suit brought by Landlord to enforce collection of such difference for any one month will not prejudice Landlord’s right to enforce the collection of any difference for any subsequent month. Tenant’s liability under this Section 20.2(b) will survive the institution of summary proceedings and the issuance of any warrant thereunder.

(c) If Landlord terminates this Lease pursuant to Article 20, Landlord will have the right, to require Tenant to pay to Landlord, on demand, as liquidated and agreed final damages in lieu of Tenant’s liability under Section 20.2(b), an amount equal to the difference (discounted to the date of such demand at an annual rate of interest equal to the then-current yield on actively traded United States Treasury bills or United States Treasury notes having a maturity substantially comparable to the remaining term of this Lease as of the date of such termination, as published in the Federal Reserve Statistical Release for the week before the date of such termination) between (i) the Basic Rent and Additional Rent, computed on the basis of the then current annual rate of Basic Rent and Additional Rent and all fixed and determinable increases in Basic Rent, which would have been payable from the date of such demand to the date when this Lease would have expired if it had not been terminated, and (ii) the then fair rental value of the Premises for the same period less the costs of reletting expenses, including the cost to paint, alter or divide the space, put the same in proper repair, reasonable attorneys’ fees and disbursements, reasonable brokerage fees. Upon payment of such liquidated and agreed final damages, Tenant will be released from all further liability under this Lease with respect to the period after the date of such demand, except for those obligations that expressly survive the termination of this Lease. If, after the Event of Default giving rise to the termination of this Lease, but before presentation of proof of such liquidated damages, the Premises, or any part thereof, are relet by Landlord for a term of one year or more, the amount of rent reserved upon such reletting will be deemed to be the fair rental value for the part of the Premises relet during the term of such reletting.

20.3 Liquidated Damages. Nothing herein contained will limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount is greater or less than the excess referred to above.

20.4 Abandonment. If Tenant abandons the Premises, Landlord may, at its option and for so long as Landlord does not terminate Tenant’s right to possession of the Premises, enforce all of its rights and remedies under this Lease, including the right to recover all Basic Rent, Additional Rent and other payments as they become due hereunder. Additionally, Landlord will be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all costs, including attorneys’ and receiver’s fees, incurred in connection with the appointment of or performance by a receiver to protect the Premises and Landlord’s interest under this Lease.

20.5 Indemnity Survives. Nothing herein will be deemed to affect indemnification rights under Section 14.3.

20.6 Attorneys Fees. If either party brings an action or other proceeding to enforce or interpret any of the terms of this Lease, the non-prevailing party shall pay the reasonable attorneys fees and costs incurred by the prevailing party in such action or proceeding.

20.7 Landlord’s Cure Rights. If Tenant is in default of any of its obligations under this Lease, Landlord may, without waiving such default, perform such obligations for the account and at the expense of Tenant (a) immediately and without notice in the case of Emergency or with respect to the imposition of any Lien against all or any portion of the Premises, and (b) in any other case, if such default continues after thirty (30) days from the date Landlord delivers a written notice to Tenant stating Landlord’s intention to perform such obligation for the account and at the expense of Tenant. Upon Landlord’s demand, Tenant shall pay to Landlord all costs and expenses incurred by Landlord in performing any obligations of Tenant under this Lease.

20.8 Remedies Not Exclusive; No Waiver. Except as otherwise provided in this Article 20, no remedy or election hereunder will be deemed exclusive but will, wherever possible, be cumulative with all other remedies herein provided or permitted at law or in equity. No provision of this Lease will be deemed to have been waived by Landlord unless a written waiver from Landlord has first been obtained and, without limiting the generality of the foregoing, no acceptance of Basic Rent or Additional Rent subsequent to any default and no condoning, excusing or overlooking by Landlord on previous occasions of any default or any earlier written waiver will be taken to operate as a waiver by the Landlord or in any way defeat or otherwise affect the rights and remedies of the Landlord hereunder.

ARTICLE 21

ACCESS; RESERVATION OF EASEMENTS

21.1 Landlord’s Access. (a) Landlord and Landlord’s agents and representatives and parties designated by Landlord as having an interest in the Property will have the right to, at all reasonable hours, to enter the Premises to: (1) examine the Premises; (2) make repairs and alterations that, in Landlord’s sole judgment, are necessary for the safety and preservation of the Premises and the Building; (3) erect, maintain, repair or replace wires, cables, ducts, pipes, conduits, vents or plumbing equipment; (4) show the Premises to prospective new tenants during the last twelve (12) months of the Term; (5) show the Premises to any mortgagees or prospective purchasers of the Premises, and (6) access any Common Areas or Building facilities and equipment located in the Utility Rooms that are accessible only by entering the Premises. Landlord shall give Tenant three (3) business days prior written notice before commencing any non-emergency repair or alteration. Landlord will comply with Tenant’s commercially reasonable safety and security requirements while in the Premises.

(b) Landlord will have the right, at any time, to (1) change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or any other public parts of the Building; (2) make repairs, alterations or improvements to any portion of the Building; (3) designate portions of the Building and the Property as Common Areas and change such designations from time to time in Landlord’s sole discretion, (4) change the name and/or number of the Building; and (5) change lawns, sidewalks, driveways, parking areas and/or streets adjacent to or around the Building.

21.2 Emergency Access. Landlord may enter upon the Premises at any time in case of emergency without prior notice to Tenant.

21.3 No Liability. Landlord, in exercising any of its rights under this Article 21, will not be deemed guilty of an eviction, partial eviction, constructive eviction or disturbance of Tenant’s use or possession of the Premises and will not be liable to Tenant for same.

21.4 Minimum Inconvenience. All work performed by Landlord in the Premises pursuant to this Article 21 shall be performed with as little inconvenience to Tenant’s business as is reasonably possible.

21.5 Locks. Tenant shall not change any locks or install any additional locks on doors entering the Premises without immediately giving to Landlord a key to such lock. If, in an emergency, Landlord is unable to gain entry to the Premises by the unlocking the entry doors thereto, Landlord will have the right to forcibly enter the Premises and, in such event, Landlord will have no liability to Tenant for any damage caused thereby. Tenant will be solely responsible for any damage caused by Tenant’s failure to give Landlord a key to any lock installed by Tenant.

21.6 Reservation of Rights. Landlord reserves the right to make changes, alterations, additions, improvements, repairs and replacements to (i) those portions of the Premises that Landlord is obligated to maintain and repair pursuant to Section 7.2, (ii) the Building and the Property, and (iii) fixtures and equipment in the Building, in each case as Landlord reasonably deems necessary to comply with any applicable Legal Requirements and/or to correct any unsafe condition; provided, however, that Landlord shall not unreasonably obstruct access to the Premises or unreasonably interfere with Tenant’s use of the Premises. Nothing contained in this Article 21 will be deemed to relieve Tenant of any obligation to make any repair, replacement or improvement or comply with any applicable Legal Requirements.

ARTICLE 22

ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated will be deemed to be other than on account of the earliest stipulated rent. No endorsement or statement on any check or any letter accompanying any payment of rent will be deemed an accord and satisfaction and Landlord may accept any such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease.

ARTICLE 23

SUBORDINATION

23.1 Subordination. (a) This Lease and the Term and estate hereby granted are and shall be subject and subordinate to the lien of each mortgage which may now or at any time hereafter affect all or any portion of the Premises or Landlord’s interest therein and to all ground or master leases which may now or at any time hereafter affect all or any portion of the Premises (any such mortgage or ground lease being herein called an “Underlying Encumbrance”), provided that Tenant receives from the holder of such Underlying Encumbrance a Non-Disturbance Agreement referred to in Section 23.1(b). From time to time, upon not less than ten (10) days’ prior notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord any and all reasonable instruments required by the holder of any Underlying Encumbrance that may be necessary or proper to effect such subordination, or to confirm or evidence the same, provided that Tenant receives a Non-Disturbance Agreement referred to in Section 23.1(b). Such instrument shall confirm such holder’s agreement not to disturb or otherwise diminish Tenant’s interests or rights in and under this Lease, as provided in this Section 23.

(b) If Landlord requires Tenant to subordinate this Lease to the lien of an Underlying Encumbrance, Landlord shall deliver to Tenant a Non-Disturbance Agreement from the holder of such Underlying Encumbrance in the form described below (a “Non-Disturbance Agreement”). The Non-Disturbance Agreement shall provide that if Landlord’s interest in this Lease shall be foreclosed, then, provided Tenant is not in default of any of its obligations hereunder (i) Tenant’s occupancy of the Premises shall not be disturbed provided that Tenant shall attorn to and recognize the holder of said Underlying Encumbrance, as Tenant’s landlord hereunder, and (ii) Tenant’s rights hereunder shall remain in full force and effect. Such Non-Disturbance Agreement shall be in such form and substance as the holder of the Underlying Encumbrance shall prescribe provided the same meets commercially reasonable standards for similar transactions. The Non-Disturbance Agreement shall also contain subordination language and provide that if all or any portion of Landlord’s estate in the Premises is sold or conveyed to any person, firm or corporation upon the exercise of any remedy provided for in any mortgage or by law or equity, such person, firm or corporation and each person, firm or corporation thereafter succeeding to its interest in the Premises shall not be (1) liable for any act or omission of Landlord under this Lease occurring prior to such sale or conveyance, unless such act or omission continues from and after the date upon which the new owner succeeds to the interest of such prior landlord (in which case, the new owner shall only be liable for the damages arising after the date it succeeds to such interest), (2) subject to any offset, defense or counterclaim accruing prior to such sale or conveyance, (3) bound by any payment prior to such sale or conveyance of Basic Rent, Additional Rent or other payments for more than one (1) month in advance (except prepayments in the nature of security for the performance by Tenant of its obligations hereunder) unless paid in accordance with the applicable provisions of this Lease, and (4) liable for the keeping, observance and performance of the other covenants, agreements, terms, provisions and conditions to be kept, observed and performed by Landlord under this Lease prior to the date such person, firm or corporation acquired title to the Property.

23.2 Conveyance by Landlord. If all or any portion of Landlord’s estate in the Property is sold or conveyed to any person, firm or corporation upon the exercise of any remedy provided in any mortgage or by law or equity, such person, firm or corporation (a) will not be liable for any act or omission of Landlord under this Lease occurring prior to such sale or conveyance, (b) will not be subject to any offset, defense or counterclaim accruing prior to such sale or conveyance, (c) will not be bound by any payment prior to such sale or conveyance of Basic Rent, Additional Rent or other payments for more than one month in advance (except for any unapplied security deposit), and (d) will be liable for the keeping, observance and performance of the other covenants, agreements, terms, provisions and conditions to be kept, observed and performed by Landlord under this Lease only during the period such person, firm or corporation holds such interest.

23.3 Cure Rights. In the event of a casualty or an act or omission by Landlord that gives Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right or make any such claim until (i) Tenant has delivered written notice of such casualty, act or omission to the holder of each Underlying Encumbrance, and (ii) the holder of each Underlying Encumbrance has had a reasonable opportunity to, with reasonable diligence, remedy such casualty act or omission. Landlord shall provide Tenant with the name and current address of the holder of each Underlying Encumbrance.

23.4 Reasonable Modifications. If, in connection with obtaining financing for the Property or refinancing any mortgage encumbering the Property, the prospective Lender or Master Landlord requests reasonable modifications to this Lease as a condition precedent to such financing or refinancing, then Tenant shall not unreasonably withhold, delay or condition its consent to such modifications, provided that such modifications do not (i) increase the Basic Rent or Additional Rent, (ii) increase the security deposit, (iii) materially change the Term, (iv) affect the termination, extension or expansion options, (v) materially and adversely affect the leasehold interest created by this Lease, or (vi) materially and adversely affect the manner in which Tenant’s operations are conducted at the Premises.

ARTICLE 24

TENANT’S REMOVAL

24.1 Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean in the condition required to be maintained under Article 7. Any personal property remaining in the Premises after the expiration or earlier termination of this Lease will be deemed to have been abandoned by Tenant and Landlord will have the right to retain such property as its own or dispose of such property at Tenant’s sole cost and expense.

24.2 Intentionally Omitted.

24.3 Holding Over. If Tenant, or any assignee or subtenant of Tenant, holds over possession of the Premises beyond the expiration or earlier termination of this Lease, such holding over will not be deemed to extend the Term or renew this Lease but such holding over will continue upon the terms, covenants and conditions of this Lease except that, if Tenant is not in default of any other obligations it may have under this Lease, the charge for use and occupancy of the Premises for the first thirty (30) days of such holdover shall be at the same Basic Rent and Additional Rent then payable by Tenant immediately prior to such holdover. If, however, the holdover continues for more than thirty (30) days, the charge for use and occupancy of the Premises for each calendar month or portion thereof that Tenant or such assignee or subtenant holds over will be a liquidated sum equal to one-twelfth (1/12th) of one and one-half (1 1/2) times the Basic Rent and Additional Rent during the calendar year preceding the expiration or earlier termination of this Lease. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant or any assignee or subtenant of Tenant to timely surrender possession of the Premises will exceed the amount of the monthly Basic Rent and Additional Rent and will be impossible to accurately measure. If the Premises are not surrendered upon the expiration or earlier termination of this Lease, Tenant shall indemnify, defend and hold harmless Landlord against any and all losses and liabilities resulting therefrom, including, without limitation, any claims made by any succeeding tenant founded upon such delay. Nothing contained in this Lease will be construed as a consent by Landlord to the occupancy or possession of the Premises beyond the expiration or earlier termination of this Lease. Tenant shall, at its sole cost and expense, take all actions required to remove any assignee or subtenant of Tenant, or other party claiming rights to the Premises under or through Tenant upon the expiration or earlier termination of the Term. The provisions of this Article 24 will survive the expiration or earlier termination of this Lease.

ARTICLE 25

BROKERS

Tenant represents and warrants to Landlord that Tenant has not had any dealings or entered into any agreements with any person, entity, realtor, broker, agent or finder in connection with the negotiation of this Lease other than the Brokers. Tenant shall indemnify and hold harmless Landlord from and against any loss, claim, damage, expense (including costs of suit and reasonable attorneys’ fees) or liability for any compensation, commission or charges claimed by any other realtor, broker, agent or finder claiming to have dealt with Tenant in connection with this Lease. The provisions of this Article 25 will survive the expiration or sooner termination of this Lease.

ARTICLE 26

NOTICES

Every notice or other communication required or contemplated by this Lease shall be in writing and sent by: (i) certified or registered mail, postage prepaid, return receipt requested, or (ii) nationally recognized overnight courier, such as Federal Express or UPS, in each case addressed to the intended recipient at the address set forth in the Basic Lease Provisions or at such other address as the intended recipient previously designated by written notice to the other party. Notice shall be deemed given upon the earlier of receipt or three (3) days after mailing of such notice. Notwithstanding the foregoing, all invoices, statements and Building Communications may be served by ordinary mail or otherwise delivered to Tenant or left at the Premises. “Building Communications” means any notice relating to the operation or maintenance of the Building that is given to substantially all of the tenants of the Building, including, without limitation amendments to the Building Rules and Regulations.

ARTICLE 27

NONRECOURSE

Tenant will have no recourse against any individual or entity comprising Landlord, including, without limitation, the members, partners, directors, trustees, and officers of Landlord, in connection with this Lease. Tenant agrees to look solely to Landlord’s interest in the Property and to no other assets of Landlord.

ARTICLE 28

INTENTIONALLY OMITTED

ARTICLE 29

MISCELLANEOUS

29.1 Miscellaneous. This Lease may not be amended except by an instrument in writing signed on behalf of both parties. If any provision of this Lease is held unenforceable by a court of competent jurisdiction, all other provisions of this Lease will remain effective. If any provision of this Lease is held unenforceable only in part or degree, it will remain effective to the extent not held unenforceable. This Lease will bind and benefit both parties’ permitted successors and assigns. The table of contents and the article and section headings contained in this Lease are for convenience of reference only and will not limit or otherwise affect the meaning of any provision of this Lease. This Lease may be executed in counterparts, each of which is an original and all of which together constitute one and the same instrument.

29.2 No Surrender. No act or thing done by Landlord or Landlord’s agents during the Term will be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender will be valid unless in writing and signed by Landlord. No employee of Landlord or Landlord’s agents will have any authority to accept the keys to the Premises prior to the Termination Date and the delivery of keys to any employee of Landlord or Landlord’s agents will not operate as an acceptance of a termination of this Lease or an acceptance of a surrender of the Premises.

29.3 Statements and Bills. Landlord’s failure to prepare and deliver to Tenant any statement, notice or bill will in no way cause Landlord to forfeit or surrender its rights to collect any amounts due and owing to Landlord.

29.4 INTENTIONALLY DELETED.

29.5 Tenant’s Financials. Tenant shall keep proper books and records of account in accordance with generally accepted accounting principles consistently applied. Tenant shall deliver to Landlord, within one hundred eighty (180) days after the close of each Tenant’s fiscal year, a balance sheet and statement of income and expense for such year (which statement must separately set forth the expenses of the Premises), provided, that Tenant shall have no obligation to provide such financial statements if Tenant’s financial statements are available to the public. In addition, Tenant shall provide Landlord, within ten (10) days of Landlord’s request, such other information with respect to Tenant as Landlord may reasonably request from time to time. All financial statements must include a complete comparison with the figures for the preceding year and must be certified by (a) the chief financial officer of Tenant, or (b) if prepared by any accounting firm, by such accounting firm.

29.6 No Offer. The submission of this Lease to Tenant for examination does not constitute an offer to lease the Premises on the terms set forth herein. This Lease will become effective only upon the execution and delivery of the Lease by Landlord and Tenant.

29.7 Access. Subject to all applicable Legal Requirements and to Landlord’s Rules and Regulations, Tenant shall be permitted keyed access to the Premises twenty-four (24) hours per day, seven (7) days per week.

29.8 Rules and Regulations. Tenant, for itself and for Tenant’s Visitors, covenants to comply with the Rules and Regulations attached hereto as Schedule E. Landlord will have the right to amend the Rules and Regulations from time to time, and Tenant, on behalf of itself and Tenant’s Visitors, agrees to comply with such amendments after deliveries of copies thereof to Tenant or the posting of copies thereof in a prominent place in the Building. In case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations, the provisions of this Lease shall control.

29.9 Authority. Tenant represents and warrants to Landlord: (i) the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Lease by Tenant have been duly and validly authorized by its general partners, to the extent required by its partnership agreement and applicable law, if Tenant is a partnership or, if Tenant is a limited liability company, by its manager, representative(s) or members to the extent required by its operating agreement and applicable law or, if Tenant is a corporation, by its board of directors, if necessary, and by its stockholders, if necessary, at meetings duly called and held on proper notice for that purpose at which there were respective quorums present and voting throughout; (ii) no other approval, partnership, corporate, governmental or otherwise, is required to authorize any of the foregoing or to give effect to Tenant’s execution and delivery of this Lease; and (iii) the individual (or individuals) who executes and delivers this Lease on behalf of Tenant is authorized to do so.

29.10 Liability of Landlord. The Term “Landlord” as used in this Lease, so far as the covenants and agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner (or lessee, as applicable) or Mortgagee(s) in possession at the time in question of the landlord’s interest in this Lease. Landlord may sell its fee ownership or leasehold interest in the Building or the Property, and/or transfer or assign its rights under this Lease. In the event of any sale of such interest or transfer of such rights and upon the assumption, in writing, of the obligations of Landlord under this Lease by such assignee or transferee, Landlord herein named (and in case of any subsequent transfer, the then assignor) shall be automatically freed and relieved from and after the date of such transfer of all liability in respect of the performance of any of Landlord’s covenants and agreements thereafter accruing, and such transferee shall thereafter be automatically bound by all of such covenants and agreements, subject, however, to the terms of this Lease; it being intended that Landlord’s covenants and agreements shall be binding on Landlord, its successors and assigns, only during and in respect of their successive periods of such ownership).

29.11 Building Restrictions.

(a) During the Term, Landlord shall not lease any of the remaining space in the Building to any federal, state or local government entity or law enforcement entity for use as service office open to the general public, which use involves a large number of invitees (e.g., social security office, division of motor vehicles office, or probation office) without the prior consent of Tenant (such consent in Tenant’s sole discretion).

(b) Notwithstanding anything in this Lease to the contrary, Landlord agrees that, during the Term, Landlord shall not construct a second story above the Premises or, during such time Tenant’s expansion option remains in effect, the Expansion Space (as hereinafter defined).

29.12 Arbitration. In any case in which this Lease expressly provides that a matter is to be determined by arbitration, such arbitration shall be conducted in Morristown, New Jersey in accordance with the Commercial Arbitration Rules (Expedited Procedures) of the AAA, except that the provisions of this Section 29.12 shall supersede any conflicting or inconsistent provisions of said rules. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and that said dispute shall be determined by a panel of up to three (3) arbitrators in accordance with this Section 29.12. Landlord and Tenant shall each appoint their own impartial arbitrator within ten (10) days after the giving of notice by either party. If either Landlord or Tenant shall fail timely to appoint an arbitrator, the appointed arbitrator shall select the second arbitrator, who shall be impartial, within five (5) days after such party’s failure to appoint. The arbitrators so appointed shall meet and shall, if possible, determine such matter within ten (10) days after the second arbitrator is appointed and their determination shall be binding on the parties. If for any reason such two arbitrators fail to agree on such matter within such period of ten (10) days, then either Landlord or Tenant may request the AAA to appoint an arbitrator who shall be impartial within seven (7) days of such request, and both parties shall be bound by any appointment so made within such seven (7) day period. Within seven (7) days after the third arbitrator has been appointed, each of the first two arbitrators shall submit their respective determinations to the third arbitrator who must select one or the other of such determinations (whichever the third arbitrator believes to be correct or closest to a correct determination) within seven (7) days after the first two arbitrators shall have submitted their respective determinations to the third arbitrator, and the selection so made shall in all cases be binding upon the parties, and judgment upon such decision may be entered into any court having jurisdiction. In the event of the failure, refusal or inability of an arbitrator to act, a successor shall be appointed within ten (10) days as hereinbefore provided. The third arbitrator shall schedule a hearing where the parties and their advocates shall have the right to present evidence, call witnesses and experts and cross-examine the other party’s witnesses and experts. Each party shall pay the fees and expenses of their respective arbitrator and the losing party shall pay the fees and expenses of the third arbitrator, if any, acting under this Article. Each arbitrator shall subscribe and swear to an oath fairly and impartially to determine such dispute. Each arbitrator shall be experienced in the issue with which the arbitration is concerned and shall have been actively engaged in such field for a period of at least ten (10) years before the date for his or her appointment hereunder. Each arbitrator shall apply the laws of the State of New Jersey, without giving effect to any principles of conflicts of laws.

ARTICLE 30

USA PATRIOT ACT

Tenant represents, warrants and covenants that neither Tenant nor any of its partners, officers, directors, members or shareholders (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ. L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 6001-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.).

ARTICLE 31

EXTENSION OPTION

31.1 Extension Option. Subject to the terms and conditions of this Section 31.1, Landlord hereby grants to Tenant the right to extend the original Term for two (2) periods of five (5) years (the “Extension Periods”). If Tenant desires to exercise either of the extension options, Tenant shall notify Landlord on or before the date which is twelve (12) months prior to the expiration of the original Term or the first Extension Period, as the case may be. If Tenant fails to timely notify Landlord of its election to extend this Lease, Tenant will be deemed to have waived its right to extend the term of this Lease, time being of the essence with respect to the exercise of any such extension option. If Tenant timely exercises an extension option, all of the terms and conditions of this Lease will apply to the Extension Period, except that (i) the Basic Rent for the Extension Period will an amount determined pursuant to Section 31.2, and (ii) the Base Period for each Extension Period shall be reset to be the first twelve (12) month period of such Extension Period. In connection with any extension of the Term, Landlord will not be obligated to do any work to the Premises and will not be obligated to contribute to the cost of any work done to the Premises by Tenant. Tenant’s right to exercise an extension option is expressly subject to the satisfaction of all of the following conditions on both the date Tenant exercises the extension option and the commencement date of the Extension Period: (i) Tenant must not be in default of any monetary obligation or any material non-monetary obligation under this Lease; and (ii) Tenant must not have sublet any part of the Premises. If all of the foregoing conditions are not satisfied on both the date Tenant exercises the Extension Option and the commencement date of the Extension Period, then any notice exercising the extension option will be automatically null and void.

31.2 (a) Extension Period Rent. Tenant shall pay to Landlord, as Basic Rent during the first Extension Period, an amount equal to 95% of the Fair Market Rental Value of the Premises. Tenant shall pay to Landlord, as Basic Rent during the second Extension Period, an amount equal to 100% of the Fair Market Rental Value of the Premises. “Fair Market Rental Value” means the annual basic rent for each year of the relevant period for which, on the terms and conditions of this Lease, a willing landlord would rent the Premises to a willing tenant with neither party being compelled to rent and after appropriate exposure of the Premises to the market for a reasonable period of time. Fair Market Rental Value will not include the cost of improvements or alterations to the Premises which were paid for by Tenant and not reimbursed by Landlord.

(b) At least eighteen (18) months prior to the expiration of the initial Term, or the first Extension Period, as applicable, Landlord and Tenant shall endeavor to mutually agree upon the Fair Market Rental Value. If the parties do not agree on the Fair Market Rental Value prior to sixteen (16) months prior to the expiration of the initial Term, or the first Extension Period, as applicable, as evidenced by an amendment to this Lease executed by Landlord and Tenant, then, no later than fifteen (15) months prior to the expiration of the initial Term or the first Extension Period, as applicable, Landlord and Tenant shall deliver to each other Landlord’s or Tenant’s, as the case may be, determination of the Fair Market Rental Value. If the two determinations differ by less than five percent (5%) of Landlord’s determination, the Fair Market Rental Value will be the average of the two determinations. If Landlord’s and Tenant’s determinations of Fair Market Rental Value differ by five percent (5%) or more of Landlord’s determination, then the Fair Market Rental Value will be determined pursuant to Section 31.2(c).

(c) If Landlord’s and Tenant’s determinations of Fair Market Rental Value differ by five percent (5%) or more of Landlord’s determination, then, within ten (10) days after the last party delivers to the other party such party’s determination of the Fair Market Rental Value, Landlord and Tenant shall each appoint one disinterested appraiser having the qualifications set forth herein. Each such appraiser must be a Member of the Appraisal Institute (MAI) and have at least ten (10) years of experience appraising multi-tenanted office buildings in northern New Jersey as a MAI appraiser. If either Landlord or Tenant fails to appoint an appraiser within such ten (10) day period, the appraiser appointed by Landlord or Tenant, as the case may be, shall appoint an appraiser having the qualifications set forth herein. As promptly as possible, but in no event later than thirty (30) days after the appointment of both appraisers, the appraisers shall notify Landlord and Tenant in writing of their determination of the Fair Market Rental Value. The Fair Market Rental Value so selected by the two appraisers will constitute the Fair Market Rental Value for the relevant period, and will be binding upon Landlord and Tenant. If the two appraisers are unable to agree as to the Fair Market Rental Value, but their determinations differ by less than five percent (5%) of the higher determination, the Fair Market Rental Value will be the average of the determinations of the two appraisers. If the two appraisers’ determinations differ by five percent (5%) or more of the higher determination, then the two appraisers shall, promptly agree upon and appoint a third appraiser having the qualifications set forth herein. The third appraiser shall, within thirty (30) days of appointment, determine which of the two initial appraisers determination of Fair Market Rental Value is the closest to the actual Fair Market Rental Value, taking into account the requirements of this Section 31.2, and shall notify Landlord and Tenant thereof. The Fair Market Rental Value selected by the third appraiser will be used to compute the Base Rent for the relevant Extension, and will be binding upon Landlord and Tenant. Upon the determination of the Fair Market Rental Value, Landlord and Tenant shall promptly execute an instrument setting forth the amount of the Basic Rent for such Extension Period.

ARTICLE 32

SIGNAGE

32.1 Signage. (a) Subject to the terms and conditions of this Section 32.1, Tenant (but not any sublessee of the Tenant’s interest in this Lease) shall have the following signage rights: (i) the non-exclusive right to have a sign on any monument signage constructed for the general use of the Building, the size of which shall be proportionate to the amount of space in the Building leased by Tenant, (ii) the right to construct a monument sign identifying Tenant in front of the main entrance door to the Premises (“Tenant’s Monument Signage”) to the extent permitted by Legal Requirements, and (iii) the right to install signage on the exterior doors of the Premises, other than on the main entrance door, to the extent permitted by Legal Requirements. The foregoing signage shall be collectively referred to herein as “Tenant’s Signage.”

(b) With respect to Tenant’s Signage, in each case, (i) the size, location, materials, design, and all other specifications will be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed; (ii) the method of attaching Tenant’s Signage to any monument or the exterior doors of the Building, as applicable, shall be subject to Landlord’s prior written consent, and (iii) Tenant’s Signage shall comply with all Legal Requirements. Tenant shall be responsible for all costs incurred in connection with the design, construction, installation, maintenance and repair, compliance with laws, and removal of Tenant’s Signage. Tenant shall, at Tenant’s sole cost and expense, remove Tenant’s Signage promptly following the expiration or earlier termination of this Lease and shall restore the monuments or the area of the Building or the Land to the condition it was in immediately prior to the installation of Tenant’s Signage. Tenant shall bear all costs and expenses of any repairs to any monument or the Building made necessary by the installation, maintenance or removal of Tenant’s Signage.

(c) Notwithstanding anything herein to the contrary, Tenant acknowledges that, as of the date hereof, Legal Requirements do not permit the installation of Tenant’s Monument Signage. Landlord agrees, however, at its sole cost and expense, to submit an application to the appropriate governmental authority to permit the same and to use all reasonable and good faith efforts to obtain the necessary governmental approvals to install Tenant’s Monument Signage. If Landlord obtains all approvals necessary with respect to Tenant’s Monument Signage, Tenant shall be permitted to install the same, at its sole cost and expense, subject to the terms of this Article 32.

ARTICLE 33

ROOF RIGHTS

33.1 Roof Rights. Tenant shall have the right to install, maintain and operate (a) up to two (2) telecom transmission antennae and receiving equipment, including, but not limited to, satellite dishes, temporary microwave links and other such trans-receiving equipment and all necessary related equipment, and (b) compressors in connection with Tenant’s freezer and refrigeration system in the Premises, together with related equipment (collectively, clauses (a) and (b) referred to as “Tenant’s Roof Equipment”) on the roof of the Building, subject to the following terms, conditions and limitations: (i) the location of the Tenant’s Roof Equipment shall be on the roof of the Building in a location reasonably approved by Landlord; (ii) Landlord approves the size of the Tenant’s Roof Equipment; (iii) installation, operation, maintenance, repair, replacement and removal of the Tenant’s Roof Equipment and related equipment, and any attendant costs and expense, shall be the sole responsibility of Tenant and be subject to Landlord’s Rules and Regulations; (iv) Tenant shall obtain any approval required by any regulatory body having authority over the installation or operation of the Tenant’s Roof Equipment and upon Landlord’s request, shall deliver evidence of same to Landlord; (v) Tenant’s installation or operation of the Tenant’s Roof Equipment shall not materially interfere with the operation or any other transmission or receiving device at the Building; (vi) any penetration of the roof shall be performed by contractors selected by Landlord; (vii) Tenant shall give Landlord reasonable prior notice of the necessity to access the Tenant’s Roof Equipment for service, except in the case of an emergency; and (viii) Tenant shall repair any damage to the roof caused by its installation, maintenance, operation or removal of the Tenant’s Roof Equipment in a manner prescribed by Landlord. In no event shall Tenant be charged a rental or fee for the use of the rooftop space for the Tenant’s Roof Equipment and related equipment or for the use of the Building’s risers.

ARTICLE 34

RIGHT OF FIRST REFUSAL

34.1 Right of First Refusal. (a) If Landlord receives from a prospective tenant a letter of intent or other letter containing an offer to lease the space in the Building designated as Suite 120 on Schedule F (the “Expansion Space”) which Landlord intends to accept, Landlord agrees to deliver to Tenant a notice setting forth all of the material economic terms upon which Landlord would lease the Expansion Space to such prospective tenant (the “Right of First Refusal Offer Notice”) and an offer to Tenant to lease such Expansion Space (the “Right of First Refusal Space”) on such terms (the “Right of First Refusal Expansion Option”).

(b) Tenant shall have the right to exercise the Right of First Refusal Expansion Option by delivering to Landlord a notice accepting the offer contained in the Offer Notice (the “Right of First Refusal Acceptance Notice”) within ten (10) business days after receipt of the Right of First Refusal Offer Notice, time being of the essence with the delivery of such notice. If Tenant fails to timely exercise the Right of First Refusal Expansion Option, Tenant shall be deemed to have waived its Right of First Refusal Expansion Option. Tenant shall (i) have no further rights hereunder for any future Expansion Space pursuant to this Section 34.1, and (ii) this Article 34 shall be null and void and of no further force and effect. If Tenant shall timely deliver the Right of First Refusal Acceptance Notice, Landlord shall lease the Right of First Refusal Space to Tenant in accordance with the lease terms set forth in the Right of First Refusal Offer Notice; provided however, if Tenant delivers the Right of First Refusal Acceptance Notice to Landlord prior to the one (1) year anniversary of the Phase I Rent Commencement Date, Landlord shall lease the Right of First Refusal Space to Tenant in accordance with the terms of this Lease (including, but not limited to, Basic Rent which shall be at the rate therefor then payable with respect to the Premises and subject to increase as set forth in the Basic Lease Provisions [calculated on a per rentable square foot basis], but (1) the tenant improvement allowance of $60 per rentable square foot of the Expansion Space shall be prorated downwards to reflect the shorter initial term of said Expansion Space and (2) there shall be no rent abatement, except rent shall not begin on for the Expansion Space until the earlier of four (4) months after execution of the amendment incorporating the Expansion Space into the Premises or the date Tenant commences business in the Expansion Space). Within thirty (30) days after receipt of the Right of First Refusal Acceptance Notice, Landlord and Tenant shall use good faith efforts to enter into an amendment to this Lease reasonably acceptable to both parties.

(c) The delivery of an Right of First Refusal Offer Notice shall be null and void, and Tenant shall have no rights under this Section 34.1 if at the time of such delivery: (i) Tenant shall not be in possession of one hundred percent (100%) of the Premises, or (ii) Tenant shall be in monetary default or material non-monetary default of any of its obligations under the terms of this Lease, or (iii) there are less than three (3) years remaining in the Term.

(d) If at the time Tenant exercises its Right of First Refusal Option, the term of this Lease has less than three (3) years remaining, Tenant shall be required to exercise the renewal option set forth in Section 31.1 hereof simultaneously with the exercise of the Right of First Refusal Expansion Option. If Tenant fails to exercise its renewal option or does not have any Extension Options remaining, then Tenant shall have no right under this Section 34.1.

ARTICLE 35

ART WORK

35.1 Horse Sculpture. (a) Subject to the terms and conditions of this Section 35.1, Tenant shall have the right to place the sculpture known as “Five A Day” (the “Horse Sculpture”) in one of the areas shown on Schedule G (the “Designated Area”) and to provide landscaping in such Designated Area, which is consistent with the other landscaping in the surrounding Common Areas. Tenant’s rights in this Section 35.1 are subject to the following: (i) Tenant obtaining, at its sole cost and expense, all governmental approvals necessary to place the Horse Sculpture in the Designated Area; (ii) the Horse Sculpture being placed on grade at approximately the curb height level, (iii) Landlord approving, in its reasonable discretion, any landscaping or lighting proposed by Tenant in the Designated Area, (iv) Landlord reasonably approving the method of installing the Horse Sculpture to the Property, and (v) Tenant complying with all Legal Requirements in connection with the installation and continued placement of the Horse Sculpture in the Designated Area. In addition to Tenant being responsible for the costs of obtaining all governmental approvals regarding the placement of the Horse Sculpture in the Designated Area, Tenant shall be solely responsible for all costs incurred in connection with the installation, maintenance and repair of the Horse Sculpture. Tenant agrees to maintain the Horse Sculpture in a first-class manner so that at no time during the Term shall the Horse Sculpture have any material fading, chipping or other visual degradation in quality. For purposes hereof, the governmental approvals for the placement of the Horse Sculpture in the Designated Area shall not be deemed obtained if the approvals contain any condition affecting the Building or Land that is not reasonably acceptable to Landlord.

(a) Notwithstanding anything herein to the contrary, Tenant acknowledges that, as of the date hereof, Legal Requirements do not permit the installation of the Horse Sculpture in the Designated Area. Landlord agrees, however, at no peril to Landlord or Landlord’s interest in the Land or Building, and at Tenant’s sole cost and expense (other than Landlord’s time), to cooperate with Tenant in its efforts to obtain the necessary governmental approvals to install the Horse Sculpture in the Designated Area.

THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

WITNESS:	Landlord:

JEFFROAD GREEN, LLC

	By:	/s/ Barry P. Marcus
		Name:	Barry P. Marcus
		Title:	Senior Vice President

WITNESS:	Tenant:

PINNACLE FOODS GROUP LLC

	By:	/s/ John F. Kroeger
		Name:	John F. Kroeger
		Title:	Vice President

SCHEDULE A

LEGAL DESCRIPTION OF LAND

ALL that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Municipality of Township of Parsippany-Troy Hills, in the County of Morris, State of NJ:

BEGINNING at a point in the southeasterly right of way line of Jefferson Road (a 60 foot right of way), said point being also a corner common to the Township of Parsippany-Troy Hills Tax Map Block 736, Lot 14 and Lot 14.01, said point being the beginning corner of the abovementioned whole tract recorded in Deed Book 4213 Page 331 etc. and from said beginning point runs thence, along courses 1 through 12 of the said whole tract the following 12 courses;

1.	Along the division line between the said Block 736, Lot 14 and 14.01 South 62 degrees 24 minutes 00 seconds East, 588.00 feet; thence

2.	Continuing along a division line between the said Block 736, Lot 14 and Lot 14.01 South 27 degrees 36 minutes 00 seconds West 126.62 feet; thence

3.	Still along a division line between the said Block 736, lot 14 and 14.01 South 62 degrees 24 minutes 00 seconds East, 62.00 feet to a corner common to the said Block 736, Lot 14 and Lot 14.01 and Block 736, Lot 24; thence

4.	Along the division line between, the said Block 736, Lot 14 and Lot 24 South 27 degrees 36 minutes 00 seconds West 2.85 feet to another corner common to the said Block 736, Lot 14 and Lot 24; thence

5.	Still along a division line between the said Block 736, Lot 14 and Lot 24 South 00 degrees 28 minutes 50 seconds West 219.37 feet to a comer common to the said Block 736, Lot 14 and Lot 24 and being also a corner common to Block 736, Lot 13; thence

6.	Along the division line between the said Block 736, Lot 14 and Lot 13, South 27 degrees 36 minutes 00 seconds West 612.80 feet to a corner common to Block 736, Lot 14 and Lot 13 in the northerly right of way of East Halsey Road; thence along said right of way line the following two courses:

7.	South 83 degrees 53 minutes 00 seconds West 29.26 feet to an angle point; thence

8.	South 61 degrees 49 minutes 00 seconds West 606.89 feet to a corner common to Block 736, Lot 14 and Lot 17; thence

9.	Leaving the northerly right of way line of East Halsey Road being along the division line between the said Block 736, Lot 14 and Lot 17 North 58 degrees 57 minutes 58 seconds West, 378.30 feet to a corner common to the said Block 736, Lot 14 and Lot 17 in the southerly right of way line of Jefferson Road; thence along the southeasterly right of way line of Jefferson Road the following three courses:

10.	North 26 degrees 56 minutes 57 seconds East, 587.79 feet to an angle point; thence

11.	North 26 degrees 57 minutes 04 seconds East 08.11 feet to another angle point; thence

12.	North 27 degrees 36 minutes 00 seconds East 837.09 feet to the place of BEGINNING

FOR INFORMATION PURPOSES ONLY: BEING Known as Lot 14, Block 736 on the Official Tax Map of Township of Parsippany-Troy Hills.

Schedule A

SCHEDULE B

PREMISES

(SEE ATTACHED)

Schedule B

SCHEDULE B-1

ASSIGNED PARKING

JEFFERSON
ROAD
TAX MAP
BLOCK 736
LOT 14
COMMERCIAL BUILDING
PAVEMENT
TOTAL AREA
21.962 ACRES ±
956,653 SQ. FT. ±
Reserved Spaces
WESTMINSTER
DRIVE
HALSEY
ROAD
LOT 24
LOT 13
ZONE REQUIREMENTS
NOTES
MAP REFERENCES
LEGEND
GRAPHIC SCALE
SURVEY OF
PROPERTY TO BE CONVEYED TO
JEFFROAD GREEN, LLC
PARSIPPANY-TROY HILLS TOWNSHIP MORRIS COUNTY, N.J.
SCALE 1" = 30' APRIL 13, 2010
EDWARD F. SECCO

2436-218

Schedule B-1

SCHEDULE C

JANITORIAL SERVICES

IV.	SPECIFIC SCOPE OF SERVICES

A.	NIGHTLY FOR GENERAL OFFICE SPACE

1.	Sweep all hard floors.

2.	Vacuum all carpeted areas and rugs; spot clean rugs as necessary.

3.	Empty and clean all wastepaper baskets, ashtrays, etc. and damp dust.

4.	Sweep and remove waste from all stairways.

5.	Clean all cigarette urns and replace sand and water as necessary.

6.	Remove wastepaper and waste materials and place in plastic bags and store in designated areas on premises.

7.	Dust and wipe clean all office furniture, paneling and window sills.

8.	Clean all glass furniture tops, removing finger marks.

9.	Dust all chair rails, baseboards and trim.

10.	Wash all water fountains and coolers.

11.	Wipe clean all brass and other bright work.

12.	Remove all finger marks from private entrance doors, building doors, light switches and elevator doors and buttons.

13.	Dust all open closet shelving.

14.	Dust all doors and other ventilating louvers.

15.	Properly maintain in a clean condition all service close areas.

B.	NIGHTLY FOR LAVATORY AREAS

1.	Sweep and wash floors using disinfectant.

2.	Wash and Polish all mirrors, powder shelves, bright work, enamel surfaces, etc. including all exposed piping and toilet seat hinges.

3.	Wipe clean all toilet tissue, soap and towel dispensers and refill with material furnished by owner.

4.	Remove wastepaper and refuse to a designated area.

C.	NIGHTLY ENTRANCE LOBBY AREAS

1.	Sweep and wash floors including spray buffing.

2.	Wash all rubber mats.

3.	Clean all cigarette urns and replace sand and water as necessary.

4.	Vacuum floors, dust and rub down walls, metal work and saddles in the elevator cabs.

Schedule C

D.	NIGHTLY FOR GENERAL CLEANING

1.	Thoroughly vacuum all carpeted areas moving light furniture other than desks, file cabinets, etc.

2.	Wash all stairways.

E.	MONTHLY HIGH DUSTING

1.	Dust all pictures, frames, charts and other wall hangings not reached in nightly cleaning.

2.	Dust all vertical surfaces such as walls, partitions, doors, brick, and louvers, not reached in nightly cleaning.

3.	Dust all window frames.

4.	Machine scrub all ceramic tile floors.

5.	Thoroughly wash and polish all wall tile and stalls in toilet areas.

6.	Dust and wash down lobby walls.

F.	OPTIONAL EXTRA ITEMS PERFORMED ON REQUEST AND TO BE PAID BY TENANT

1.	Wax all hard floors.

2.	Light fixture cleaning.

3.	Shampooing of carpet.

4.	Furniture polishing.

5.

G.	OTHER SPECIAL CHORES NOT DESCRIBED IN NIGHTLY, WEEKLY OR MONTHLY CLEANING SERVICES

1.	Window washing will be performed TWO times per year.

Schedule C

SCHEDULE D

FINISH WORK

1. Tenant hereby advises Landlord that Tenant desires to perform certain work (the “Finish Work”) to the Premises and to the front entrance of the Building (as further described below) in accordance with the schematic drawings attached as Schedule D-1 hereto (the “Preliminary Plans”). Landlord hereby acknowledges that it has reviewed and approved the Preliminary Plans, subject to Landlord’s review and approval of the Working Plans (as defined below). Tenant shall construct the Finish Work in a good and workmanlike manner and in compliance with all applicable Legal Requirements. Tenant shall use all reasonable and good faith efforts to have the Finish Work with respect to the Phase 1 Premises (the “Phase 1 Finish Work”) Substantially Completed on or before July 1, 2011 and the Finish Work with respect to the Phase 2 Premises (the “Phase 2 Finish Work” and, together with the Phase 1 Finish Work, the “Finish Work”) Substantially Completed on or before July 1, 2012.

2. Subject to the provisions of this Lease, Landlord and Tenant have agreed to the following schedule for the completion of the Finish Work:

a.	At Tenant’s expense, Tenant shall provide to Landlord the drafts of the Phase 1 and Phase 2 Working Plans, on or before:	March 1, 2011

b.	Landlord shall provide approval or disapproval of the Phase 1 Working Plans, on or before:	March 7, 2011

c.	At Tenant’s expense, Tenant shall provide to Landlord the final Phase 1 Working Plans on or before:	March 14, 2011

(a) By the dates set forth above, Tenant shall deliver to Landlord four (4) sets of working plans and specifications prepared in conformity with the Preliminary Plans for the Phase 1 Finish Work and the Phase 2 Finish Work. Landlord shall notify Tenant whether it approves or disapproves of such working plans and specifications within ten (10) business days after Landlord’s receipt thereof. If Landlord notifies Tenant of any objections to such working plans and specifications (such notice, an “Objection Notice”), Tenant shall make necessary revisions and resubmit the same to Landlord within seven (7) days of Tenant’s receipt of the Objection Notice. Landlord shall approve or disapprove such revised working plans and specifications within five (5) business days after Tenant submits the same to Landlord. Landlord’s approval will be evidenced by endorsement to that effect on one set of the working plans and specifications and the return of such signed set to Tenant. The working plans and specifications approved by Landlord are hereinafter referred to as the “Working Plans”. If Tenant fails to take any action within the time periods specified in this Schedule D, such delay (beyond the applicable time period set forth herein) will be accounted for as a Tenant Delay.

(b) If Tenant desires any material changes to the Working Plans, Tenant shall submit such proposed changes to Landlord. Within five (5) business days after receipt of any

Schedule D

proposed changes from Tenant, Landlord shall approve or reject such changes and, if rejecting such changes, shall state the reasons for such rejection. In the event of a rejection by Landlord of any proposed changes, Tenant may revise such changes and re-submit them pursuant hereto. All plans submitted by Tenant to Landlord must be signed and sealed. All change order requests and information pertaining thereto shall be conveyed to Landlord by Tenant’s designated representative in this regard.

(c) Prior to commencing any of the Finish Work, Tenant shall notify Landlord in writing of the names of the contractors who will construct the Finish Work, and Tenant shall furnish to Landlord such other information as Landlord may reasonably request. If Tenant’s contractors do not work in harmony with, or interfere with, other labor employed by Landlord or by Landlord’s contractors, or in the event of the occurrence of any work stoppage, strike or other labor dispute on the Property arising out of or in connection with Tenant’s contractors, then Landlord will have the right to require Tenant to remove or to cause the removal of those contractors designated by Landlord.

(d) Prior to entering upon the Premises, Tenant shall submit proof to Landlord’s satisfaction that Tenant has in full force and effect the insurances required under Article 14 of the Lease.

(e) As part of the Phase 1 Finish Work, Tenant will be modifying the front entrance of the Building. Tenant agrees that, at its sole cost and expense, it shall (i) modify the stairs leading into the Premises to the extent necessary to comply with all Legal Requirements, and (ii) replace any doors outside of the entrance area to the Premises as shown on the Preliminary Plans with glass panes which match the exiting glass façade of the Building.

3. (a) In connection with the Finish Work, Landlord agrees to pay to Tenant an amount equal (i) $3,292,615.28 ($71.79 per rentable square foot for the Phase 1 Premises) for the hard and soft costs of constructing the Phase 1 Finish Work (the “Phase 1 Allowance”), and (ii) $2,436,548.43 ($66.42 per rentable square foot for the Phase 2 Premises) for the hard and soft costs of constructing the Phase 2 Finish Work (the “Phase 2 Allowance”, and together with the Phase 1 Allowance , collectively the “Allowance”). If the costs of the Phase 1 Finish Work or the Phase 2 Finish Work is less than the Phase 1 Allowance or the Phase 2 Allowance, as the case may be, any remaining Allowance can be used on the other Phase, provided, that the total Allowance to be paid by Landlord shall not exceed the aggregate actual costs of the Phase 1 Finish Work and the Phase 2 Finish Work.

(b) Provided there shall exist no Event of Default by Tenant or event which, except for the passage of time, the giving of notice, or both, would constitute an Event of Default by Tenant, Landlord shall pay to Tenant the Phase 1 Allowance for the Phase 1 Work and the Phase 2 Allowance for the Phase 2 Work in the manner set forth in this Section 3(b). Landlord shall make monthly progress payments of the Phase I Allowance for the Phase I Finish Work and the Phase 2 Allowance for the Phase 2 Finish Work to Tenant in the amounts set forth on applicable monthly requisition by Tenant’s architect, less a retainage equal to ten percent (10%). Landlord shall make such progress payments within fifteen (15) days from and after receipt of a complete AIA Form No. G702 therefor (but not more frequently than one time per month), which requisition shall provide evidence that Tenant paid each contractor, subcontractor,

Schedule D

materialman, architect and engineer to whom payment was due and the amount due to each of them, and shall include (i) a certificate from Tenant’s architect which certifies that the portion of the Phase 1 Finish Work and the Phase 2 Finish Work, as the case may be, described in such requisition has been substantially completed in accordance with the Phase 1 Working Plans and the Phase 2 Working Plans, as the case may be, and that all materials for which payment is requested in such requisition have actually been delivered to the Premises, and (ii) with the exception of the first requisition, copies of lien waivers, in form and substance reasonably satisfactory to Landlord, from all contractors, subcontractors, materialmen, architects and engineers covering all work, materials and services which were the subject of all previous requisitions. Once all of the Phase 1 Allowance (less the ten percent (10%) retainage) has been paid to Tenant, any Phase 1 Excess (as hereinafter defined) shall be funded by Tenant and Landlord shall have no further obligations to pay for any portion of the Phase 1 Finish Work (other than for the payment of the retainage as provided below). Once all of the Phase 2 Allowance (less the ten percent (10%) retainage) has been paid to Tenant, any Phase 2 Excess (as hereinafter defined) shall be funded by Tenant and Landlord shall have no further obligations to pay for any portion of the Phase 2 Finish Work (other than for the payment of the retainage as provided below). If Tenant does not commence the Phase 2 Finish Work on or before January 1, 2014, Landlord shall be relieved of its obligation to provide to Tenant any unfunded portion of the Allowance.

(c) Landlord shall disburse the ten percent (10%) retainage to Tenant after Substantial Completion of the Phase 1 Finish Work and the Phase 2 Finish Work, as the case may be. “Substantial Completion” shall mean delivery to Landlord of all of the following (i) paid invoices or other evidence (including, without limitation, lien waivers) reasonably satisfactory to Landlord of the amounts paid by Tenant for the hard costs and/or soft costs incurred by Tenant for the Phase 1 Finish Work and the Phase 2 Finish Work, as the case may be, (ii) a certificate from a financial officer of Tenant which certifies that Tenant incurred such costs, (iii) a certificate from Tenant’s architect which certifies that Phase 1 Finish Work and the Phase 2 Finish Work, as the case may be, has been completed substantially in accordance with the Working Plans and in compliance with all applicable Legal Requirements, (iv) final working drawings, with amendments, or the As Built Plans, and the disk carrying the same, and (v) a certificate of occupancy issued by the applicable governmental authorities evidencing that the Phase 1 Finish Work and the Phase 2 Finish Work, as the case may be, has been completed. Notwithstanding anything to the contrary contained in Sections 3(b) and (c), Landlord shall not withhold a retainage from any payments of the Allowance if the requisition for such payment contains evidence reasonably satisfactory to Landlord that Tenant has withheld a ten percent (10%) retainage from the payments made by Tenant to the contractor(s) for which the requisition of the Allowance applies and that such retainage by Tenant shall not be released by Tenant to such contractor(s) until such time that the conditions set forth above in this Section 3(c) are satisfied.

(d) If the bids for the Phase 1 Finish Work, when taken together with the soft costs for the Phase 1 Finish Work, are in excess of the Phase 1 Allowance (the “Phase 1 Excess”), then Landlord shall first fund the Phase 1 Allowance in accordance with Paragraph 3(b), and thereafter Tenant shall fund the Phase 1 Excess. If the bids for the Phase 2 Finish Work, when taken together with the soft costs for the Phase 2 Finish Work, are in excess of the Phase 2 Allowance (the “Phase 2 Excess”), then Landlord shall first fund the Phase 2 Allowance in accordance with Paragraph 3(b), and thereafter Tenant shall fund the Phase 2 Excess.

Schedule D

(e) If Tenant fails to pay a contractor, subcontractor, materialman, architect or engineer in connection with the Finish Work, Landlord shall have the right, but not the obligation, to pay to such contractor, subcontractor, materialman, architect or engineer at such time as Landlord shall determine in its discretion, all sums so due from and payable by Tenant, and Landlord shall have all remedies available to Landlord at law or in equity for collection of all sums so paid by Landlord and due to Landlord from Tenant and Landlord may use all or any portion of the retainage to make such a payment. Notwithstanding the provisions of the immediately preceding sentence, Landlord shall give Tenant notice prior to making any payment to a contractor, subcontractor materialman, architect or engineer. If within three (3) days after the giving of such notice, Tenant notifies Landlord in writing that, in good faith, it is disputing the right of such contractor, subcontractor, materialmen or engineer to receive such payment. Landlord shall not make any such payment to the contractor, subcontractor materialman, architect or engineer.

(f) Landlord shall have no responsibility to, nor privity of agreement with, any contractors, subcontractors, suppliers or third party vendors by reason of reimbursement to Tenant of an amount equal to the Allowance.

4. If the actual cost of constructing the Finish Work exceeds the Allowance and provided Tenant is not in default under this Lease, Tenant has the right to notify Landlord that it desires an additional allowance of up to $1,651,040.00 ($20.00 per rentable square foot of the Premises) (the “Amortized Allowance”) subject to the terms of this Section 4. To exercise this right, Tenant shall notify Landlord on or before March 15, 2011 Landlord shall disburse the Amortized Allowance subject to the terms and conditions of Section 3(b) above. If Tenant exercises this right, Tenant shall reimburse Landlord for the same on an amortized basis as a component of Basic Rent, and monthly Basic Rent payments shall be increased to reflect the same from and after the commencement of Landlord’s disbursement of the Amortized Allowance. The Amortized Allowance shall be amortized on a straight line basis over the balance of the Term of the Lease using a nine percent (9%) per annum interest rate. Notwithstanding anything herein to the contrary, any right of Tenant to a rent abatement under this Lease shall not apply to the reimbursement of the Amortized Allowance. Landlord and Tenant agree that the parties shall enter into an amendment to the Lease confirming the new Basic Rent amounts incorporating the amortization of the Amortized Allowance; however, the failure of the parties to do so shall not, in any event, limit Tenant’s obligation to have its Basic Rent increased as aforesaid.

5. On the Phase 1 Rent Commencement Date, Tenant shall pay to Landlord a $40,000 supervisory fee to reimburse Landlord for its costs and expenses of reviewing and monitoring Tenant’s performance of the Finish Work on the entire project.

6. Landlord, at its sole cost and expense, shall perform the Base Building Work described on Schedule D-2 in coordination with Tenant’s performance of the Phase 1 Finish Work and the Phase 2 Finish Work. Landlord and Tenant hereby agree to cooperate, in good faith, in coordinating the performance of the Base Building Work and the Finish Work.

Schedule D

Landlord and Tenant hereby agree, that, if any portion of the Base Building Work could more cost-effectively be performed by Tenant as part of its Finish Work (in the reasonable opinion of both parties), then such work shall be allocated to Tenant as part of its Finish Work and Tenant shall receive an appropriate adjustment to the Allowance to reflect that Tenant will perform such work. If Landlord and Tenant agree to reallocate any portion of the Base Building Work, as herein set forth, then Landlord and Tenant shall enter into an amendment to this Lease memorializing such reallocation.

Schedule D

SCHEDULE D-1

PHASE 1 PRELIMINARY PLANS

Schedule D-1

SCHEDULE D-2

BASE BUILDING WORK

1. Demolition of Premises – Landlord shall deliver the Premises in broom clean condition, with all improvements demolished. This will include but not limited to the entrance area, loading dock, and the electrical room. Landlord will complete all base building work excluding the installation of the new Trane RTU by March 15, 2011. RTU installation will be completed April 15,2011.

2. The Premises shall be free of outstanding construction liens and/or outstanding violations with the Department of Buildings or the Fire Marshal, in compliance with all applicable laws affecting vacant and unimproved space.

3. It is anticipated that Tenant, as part of the Finish Work, shall install bathrooms for Tenant’s exclusive use, within the Premises. Landlord will be responsible for the sewer pipes from the Building to the street and will provide as-builts for existing sewer lines within the Premises.

4. Electrical/telephone closets with at least seven (7) watts demand load per RSF of normal/appliance power in the floor electrical closet (excluding lighting and air-conditioning load).

5. Landlord shall provide base building electrical closet and high voltage feed from Building closet to Tenant’s designated electrical closet. Tenant will be responsible for all high & low voltage panels and step down transformers.

6. Delivery and installation of RTUs and vertical duct to the Premises.

7. All windows shall be air-tight, preventing any air and moisture transmission, and minimizing any sound transmission.

8. All Mylar on windows shall be in good condition.

9. New building standard blinds will be selected in conjunction with Gensler and Pinnacle. Landlord will have final approval on window blinds as one type of blind will be used for the entire building.

10. All perimeter and core walls and columns including the wall above the perimeter windows shall be sheet-rocked, spackled and taped, including insulation of the perimeter walls as part of the Finish Work, using proceeds from the Phase 1 Allowance. The Phase 1 Allowance includes an amount equal to $38,000 as Landlord’s contribution to the cost of the Demising Wall.

Schedule D-2

11. All core doors, if any, shall be undamaged, including first class working hardware, and shall be primed to receive finish paint.

12. All HVAC vertical duct work, sprinklers, pipes, conduits and other building systems that Landlord will undertake will be designed and installed to maximize the clear finish height; currently we anticipate Tenant occupying a portion of the North-west corner of the Property which has floor to deck height of 20’. Existing sprinkler piping is in place.

13. Complete sprinkler infrastructure (including combination standpipe/sprinkler risers, valve connections, and main sprinkler branch lines), all fully operational, code compliant and ready for Tenant branch piping and sprinkler head installation. Existing system in place and in good working order. Tenant will be responsible for all sprinkler head relocations including adjustments to branch piping as needed.

14. The Building Common Areas shall be fully sprinklered as required in accordance with all applicable codes including NFPA. There shall be a main sprinkler line across each of the building quadrants. All runs off of the main and sprinkler drops and heads inside the Premises are to be part of the Finish Work.

15. All other mechanical, electrical and/or life safety Core and Shell improvements required by current code and/or regulatory requirements, including but not limited to ADA.

16. A fire alarm system for the Building shall be installed in accordance with all current applicable building codes including NFPA and ADA. Fire alarm devices outside the Building Common Areas and within the Premises will be part of the Finish Work. Landlord will coordinate sizing of building fire alarm panel to accommodate Tenant items.

17. All Building systems brought to the Premises to be fully operational in accordance with agreed upon specifications.

18. Fireproofing and enclosure of any exposed structural steel, including fire-stopping and insulation of all shafts, pipe penetrations, etc. in the Building.

19. The existing concrete slab will be broom cleaned. Holes in the slab will be patched. Cleanouts and capped lines will be covered with removable plates. The Landlord makes no representation as to the condition of the existing concrete slab but believes it to be reasonably level ready to receive finishes. Within the Premises all concrete slab preparation and leveling are to be part of the Finish Work. The Phase 1 Allowance includes an amount equal to $40,000 as Landlord’s contribution to the cost of floor patching.

20. Landlord will construct base building demark room outside the Premises. Tenant will have access to run service into a Tenant demark room located within the Premises.

21. In lieu of the Landlord installing VAV boxes and medium pressure duct work, the Phase 1 Allowance includes $160,000.00 to be used for the installation of VAV boxes and medium pressure duct work based upon the Tenant’s engineer’s design of the HVAC system.

Schedule D-2

22. If Tenant requires a backup generator, Landlord will require that the generator be natural gas and located on the roof.

23. Landlord will require Tenant to use the following vendors:

•	DDC Control Vendor

•	Fire Alarm Vendor

•	Roofing Vendor

•	Tenant will be required to use Landlord’s Structural Engineer for all structural related design issues.

Schedule D-2

SCHEDULE E

RULES AND REGULATIONS

1. The rights of Tenant in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the Premises for the Tenant and Tenant’s Visitors, and Tenant shall not use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by Tenant and Tenant’s Visitors. Tenant shall not encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the Property and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as Landlord, in its sole and absolute discretion, deems best for the benefit of the tenants generally.

2. The cost of repairing any damage to the public portions of the Building and the Property or the public facilities or to any facilities used in common with other tenants, caused by Tenant or Tenant’s Visitors shall be paid by Tenant.

3. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge, if any, or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building or the Property at any time shall, in the sole judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building, the Property or its tenants may be denied access to the Building or the Property or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building and the Property during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property at the Property. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from Tenant, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of Tenant against the removal of property from the Premises. Landlord shall, in no way, be liable to Tenant for damages or loss under the provisions of this rule.

4. No awnings or other protections over or around the windows shall be installed by Tenant, and only such window blinds as are supplied or permitted by Landlord shall be used in the Premises.

5. There shall not be used in any space, or in the public halls or public portions of the Building, either by Tenant or Tenant’s Visitors, in the delivery or receipt of mail, parcels, merchandise, any hand trucks, except those equipped with rubber tires and side guards which have been approved by Landlord. Landlord may refuse admission to the Building to any person not complying with this requirement. No hand trucks will be allowed in passenger elevators.

Schedule E

6. All entrance doors in the Premises shall be locked when the Premises are not in use. Entrance doors shall not be left open at any time. All window blinds in the Premises shall be lowered when reasonably required because of the position of the sun, during the operation of the Building air cooling system to cool or ventilate the Premises.

7. No noise, including the playing of any musical instruments, radio or television, which in the sole judgment of Landlord, might disturb other tenants in the Building shall be made or permitted by Tenant, and no cooling shall be done in the Premises, except as expressly approved in writing by Landlord. Nothing shall be done or permitted in the Premises, and nothing shall be brought into or kept in the Premises, which would impair or interfere with any of the Building Services or the proper and economic heating, cleaning or other servicing of the Building or the Premises or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by Tenant any ventilating, air cooling, electrical or other equipment of any kind which, in the sole judgment of Landlord, might cause any such impairment or interference. No dangerous, flammable, combustible or explosive object or material shall be brought into the Building or the Property by Tenant or with permission of Tenant.

8. Tenant shall not allow any cooking or food odors (if cooking is so permitted under its lease) to emanate from the Premises into other portions of the Building. Tenant agrees that it shall use, at it’s cost, a pest extermination contractor at such times or regular intervals as shall be necessary to prevent or eliminate infestation or otherwise as Landlord may reasonably require. Said extermination contractor shall be duly licensed and shall be approved in advance by Landlord.

9. No acids, vapors, coffee grinds, foreign substances or other materials shall be discharged or permitted to be discharged into the plumbing waste lines, vents or flues of the Building, which may obstruct or damage them. The water and wash closets and other plumbing fixtures in or servicing the Premises shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweeping, rubbish, rags, acids, coffee or other foreign substances shall be deposited therein. All damages to facilities within the Premises or to any Building facilities resulting from any misuse of the fixtures shall be borne by Tenant if Tenant or Tenant’s Visitors caused the same.

10. No signs, advertisements, notices or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to Tenant.

11. Tenant shall not engage or pay any employees in the Building, except those actually working for Tenant or occupant in the Building, nor advertise for laborers giving an address at the Building.

12. The requirements of Tenant will be attended to only upon application at the office of the Building Manager. Employees of Landlord or of Landlord’s managing agent shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord.

Schedule E

13. Tenant shall, at its expense, provide artificial light in the Premises for Landlord’s agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in the Premises.

14. Tenant’s Visitors shall not loiter nor shall they smoke in or around the hallways, stairways, elevators, entryways, vestibules, roof, restrooms, basement areas, loading docks, lobbies or any other part of the Building used in common by the occupants thereof.

15. If the Premises become infested with vermin, such tenant, at its expense, shall cause the Premises to be exterminated, from time to time, to the satisfaction of Landlord.

16. Except as expressly provided in the Lease, Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not lay linoleum, or other similar floor covering so that the same shall come in direct contact with the floor of the Premises and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor by a paste or other material, soluble in water. The use of cement or other similar adhesive material is expressly prohibited.

17. No additional locks and bolts of any kind shall be placed on any of the doors or windows by Tenant, nor shall any changes be made in existing locks and mechanisms thereof. Tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost thereof.

18. No contract of any kind with any supplier of towels, water, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered into by tenant, nor shall any vending machine of any kind be installed in the Building without the prior written consent of Landlord.

19. Landlord shall have the right to prescribe the weight, size and position of all safes and other bulky or heavy equipment and all freight brought into the Building or the Property by Tenant and the time of moving the same in and out of the Building or the Property. All such moving shall be done under the supervision of Landlord. Landlord will not be responsible for loss of or damage to any such equipment or freight from any cause; but all damage done to the Building or Property by moving or maintaining any such equipment or freight shall be repaired at the expense of such tenant. All safes shall stand on a base of such size as shall be designated by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

Schedule E

20. No machinery of any kind or articles of unusual weight or size will be allowed in the Building, without the prior written consent of Landlord. Business machines and mechanical equipment shall be placed and maintained by tenant, at tenant’s expense, in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance to other tenants.

21. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Property.

22. Canvassing, soliciting and peddling in the Building and/or on the Property are prohibited, and Tenant shall cooperate to prevent the same.

23. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Property: (a) the exclusive right to the use of the name of the Property for all purposes, except that Tenant may use the name of the Property in its business address and for no other purpose; (b) the right to change the name or address of the Property, without incurring any liability to tenant for so doing; (c) the right to install and maintain a sign or signs on the exterior of the Property; (d) the exclusive right to use or dispose of the use of the roof of the Building; (e) the exclusive right to limit the space on the directory of the Property to be allotted to Tenant; and (f) the right to grant to anyone the exclusive right to conduct any particular business or undertaking in the Property.

Schedule E

SCHEDULE F

EXPANSION SPACE

Schedule F

SCHEDULE G

DESIGNATED AREA FOR HORSE SCULPTURE

Schedule G

APPENDIX I

DEFINITIONS

As used in this Lease, the following terms have the following meanings:

Additional Rent: defined in Section 3.2.

Allowance: defined in Schedule D.

Amortized Allowance: defined in Schedule D.

Annual Expense Reconciliation: defined in Section 5.4.

Bankruptcy Code: Title 11 of the United States Code, as amended, and all rules and regulations promulgated pursuant thereto.

Base Building Work: defined in Section 2.7.

Base CAM Expenses: Landlord’s CAM Expenses for the Base Period.

Base Insurance Expenses: Insurance Expenses for the Base Period.

Base Operating Expenses: Landlord’s Operating Expenses for the Base Period.

Base Period: defined in the Basic Lease Provisions.

Base Taxes: those Taxes levied, assessed or imposed upon the Property for the Base Period.

Base Utility Expenses: Utility Expenses for the Base Period.

Basic Rent: defined in the Basic Lease Provisions.

Basic Rent Payment Date: the first day of each consecutive calendar month during the Term.

Brokers: defined in the Basic Lease Provisions

Building: defined in the Basic Lease Provisions.

Building Communications: defined in Article 26.

Building Holidays: Saturday after 1:00 PM, Sunday, New Year’s Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving and Christmas Day.

Building Hours: 8:00 AM to 6:00 PM, Monday through Friday, and 8:00 AM to 1:00 PM on Saturdays, except for Building Holidays.

Appendix I

Building Services: defined in Section 9.1.

Commencement Date: defined in Section 2.2(b).

Common Areas: those areas of the Property, wherever located, which have been designated and improved from time to time for the common use by or for the benefit of more than one occupant of the Property or which are used in connection with the maintenance or operation of the Property, including, without limitation, all parking areas, roadways, curbs, sidewalks, medians, landscaped areas and planters; all porch and lobby areas; corridors; hallways; passageways; public restrooms; security stations; storage, equipment, machine, meter, mechanical, plumbing, computer, telephone and electrical rooms, stations, conduit, shafts, raceways and the like; common lounges, kitchen areas, conference and meeting rooms (including furniture, fixtures and equipment appurtenant thereto); stairs, ramps, elevators, truck serviceways; loading areas; trash disposal facilities; and with respect to all the foregoing, all equipment and appurtenances thereto; but excluding all portions of the Property which are designated and intended for the use by a single occupant of the Property. The definition of Common Areas shall not be construed as a representation or warranty that any such areas are or from time to time will be available at the Property.

Disputed Item: defined in Section 5.4.

EBITDA: earnings before interest, taxes, depreciation and amortization.

Emergency: defined in Section 19.1.

Environmental Laws: all statutes, regulations, codes and ordinances of any governmental entity, authority, agency and/or department relating to (i) air emissions, (ii) water discharges, (iii) noise emissions, (iv) air, water or ground pollution or (v) any other environmental or health matter.

Estimated Commencement Date: defined in the Basic Lease Provisions.

Event of Default: defined in Section 19.1.

Excusable Delay: any delay caused by governmental action, or lack thereof; shortages or unavailability of materials; labor disputes (including, but not limited to, strikes, slow downs, job actions, picketing and/or secondary boycotts); fire or other casualty; delays in transportation; acts of God; directives or requests by any governmental entity, authority, agency or department; any court or administrative orders or regulations; adjustments of insurance; acts of declared or undeclared war, acts of terrorism, public disorder, riot or civil commotion; or by anything else beyond the reasonable control of Landlord, including delays caused directly or indirectly by an act or a failure to act by Tenant or Tenant’s Visitors.

Expansion Space: defined in Section 34.1.

Extension Period: defined in Section 31.1.

Fair Market Rental Value: defined in Section 31.2.

Appendix I

Finish Work: defined in Schedule D.

Guarantor: defined in Section 19.1(d).

Insurance Expenses: mean the cost of premiums and other charges for fire, other casualty, rent and liability insurance covering the Property and any other insurance covering the Property and the Building.

Insurance Requirements: all terms of any insurance policy maintained by Landlord with respect to the Property and all requirements of the National Board of Fire Underwriters (or any other body exercising similar function) applicable to or affecting all or any part of the Premises.

ISRA: Industrial Site Recovery Act of the State of New Jersey, N.J.S.A. 13:1 K-6 et seq. and the regulations promulgated thereunder, together with any amendments thereto and/or substitutions thereof.

Janitorial Services: defined in Section 9.7(a).

Land: defined in the Basic Lease Provisions.

Landlord: the party defined as such in the first paragraph of this Lease, including at any time after the date hereof, the then owner of Landlord’s interest in the Premises.

Landlord’s CAM Expenses. the total costs incurred by Landlord for operating, maintaining, repairing and managing the Property and all improvements, fixtures and equipment from time to time constituting the Building, Common Areas, and the Property. The costs incurred by Landlord in operating and maintaining the Building and the Property include, but are not limited to: (i) management fees, or if there is no managing agent or if the managing agent is affiliated with Landlord, the fees that would customarily be charged by an independent first class managing agent (not to exceed an amount equal to three percent (3%) of the annual gross revenues of the Property (including all rent revenue, operating expense recoveries and miscellaneous revenues); (ii) the costs of operating, cleaning, maintaining, repairing, restoring and replacing (except to the extent proceeds of insurance or condemnation awards are available therefor), or otherwise providing the following: heating, ventilating and air-cooling equipment and systems (including any energy management and building management systems); elevator systems and equipment; all parking areas, roadways, curbs, sidewalks, medians, planters (including repairs and resurfacing thereof); utility supply systems (but not the cost of such utilities to the extent included in Utility Expenses), drainage and sanitary sewerage systems, water supply lines, wells, emergency generators, fire sprinkler and fire suppression systems, security and alarm systems and services (including maintenance, repairs and replacements thereof); maintenance and repair of vehicles and other tools and equipment (used exclusively at the Property); laundry and towel service; Property identification signs, public address systems; the roof, walls, windows, doors, ceilings and floors of the Building; sweeping, cleaning, snow removal and line painting of all parking areas and roadways; landscaping services (including replacement of trees, shrubs, and other plantings); Janitorial Services and window cleaning; supplies; removal of garbage and other refuse; painting, redecorating or other work which is standard for or periodically performed in the Building; providing on and off site traffic direction and parking control; the cost of repair of any insured casualty to the extent of the deductible

Appendix I

amount under the applicable insurance policy; total compensation and benefits (including premiums for workmen’s compensation and other insurance and taxes, including social security taxes and payroll taxes, which may be levied against Landlord in respect of such compensation and benefits) paid to or on behalf of personnel employed at the Property (including the allocable costs of any regional manager); licenses, permit and inspection fees; parking area surcharges or levies; and rent paid for the leasing of any equipment used in the operation, maintenance and repair contemplated herein; any taxes now or hereafter imposed upon Landlord with respect to operating expenses as contemplated herein; accounting and legal fees; personal property taxes; any sales, use or service taxes incurred in connection with the operation of the Property; seasonal decorations and promotional events for the Building or Property, the net amount incurred by Landlord in connection with the operating or maintaining of any specialty use or service such as a gym or cafeteria, and (iii) capital improvements amortized over the useful life of such improvement (but, in each Lease Year there shall be included only the amortized portion of such capital improvements) to the extent permitted below. The above definition of Landlord’s CAM Expenses shall not be construed as a representation or warrant that items of equipment, facilities or services listed therein are or from time to time will be in existence or available at the Property. Landlord’s CAM Expenses shall not include: (a) brokerage fees and/or commissions, advertising expenses and expenses for leasing and renovating space for tenants; (b) water, sewer, gas and electricity charges paid or reimbursed to Landlord by any tenant of the Building, including charges attributable to overtime heat, ventilation or air-cooling for other tenants of the Building; (c) compensation and benefits payable to employees not directly attributable to the Property, (d) any capital expenses; provided, however, that Landlord’s CAM Expenses may include the cost of any replacement or improvement that is capitalized in accordance with generally accepted accounting principles, rather than expensed for (1) any repair, replacement or improvement made to the Property for the reduction of Landlord’s CAM Expenses, or (2) any improvement or alteration required to comply with applicable provisions of Legal Requirements which were not enacted and applicable to the Property as of the Commencement Date, but for such purposes any of the aforesaid costs as specified in this clause shall be amortized over a commercially reasonably period in accordance with generally accepted accounting principles and such annual amortization shall be included annually in Landlord’s CAM Expenses during each calendar year (or portion thereof) of such useful life within the Term; (e) expenses for repairs or other work occasioned by fire, windstorm or other insured casualty (but not the amount of the deductible under any insurance policy); (f) legal expenses in negotiating and enforcing the terms of any tenant lease; (g) interest and amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases; (h) expenses for restoration of the Building required as a result of a condemnation; (i) the cost of special services separately paid by particular tenants in the Building, (j) the cost of utilities included in Utility Expenses, (k) the cost of insurance to the extent included in Insurance Expenses, (l) expenses for the replacement of any item covered under warranty, (m) cost to correct any penalty or fine incurred by Landlord due to Landlord’s violation of any Legal Requirements and any interest or penalties due for late payment by Landlord of any of the Landlord’s CAM Expenses, (n) cost of repairs necessitated by Landlord’s negligence or willful misconduct, or of correcting any latent defects or original design defects in the Building construction, materials, or equipment, (o) expenses for any item or service which Tenant pays directly to a third party or separately reimburses Landlord and expenses incurred by Landlord to the extent the same are reimbursable or reimbursed from any other tenants, occupants of the property, or third parties, (p) Landlord’s general corporate

Appendix I

overhead and administrative expenses except if it is solely for the Building, (q) reserves, (r) fees paid to affiliates of Landlord to the extent that such fees exceed the customary amount charged for the services provided, (s) cost of sculptures, paintings and other objects of art, (t) costs associated with the removal of substances considered to be detrimental to the environment or the health of occupants of the Building, and (u) costs arising from Landlord’s charitable or political contributions. In determining Landlord’s CAM Expenses, including Base CAM Expenses, for any Lease Year during which less than ninety-five percent (95%) of the rentable square feet of the Building was occupied by tenants for more than sixty (60) days during such Lease Year, the actual CAM Expenses for such Lease Year shall be increased on the basis of variable (but not fixed) CAM Expenses, to the amount which normally would have been incurred for such Lease Year had such occupancy of the Building been ninety-five percent (95%) throughout such Lease Year.

Landlord’s Estimated Expense Statement: defined in Section 5.2.

Landlord’s Estimated Operating Expenses: defined in Section 5.2.

Landlord’s Final Tax Statement: defined in Section 4.4.

Landlord’s Operating Expenses: defined in Section 5.1(a).

Landlord’s Tax Statement: defined in Section 4.2.

Lease Year: each calendar year, or partial calendar year, during the Term.

Legal Requirements: all statutes, codes, ordinances, regulations, rules, orders, directives and requirements of any governmental entity, authority, agency and/or department, which now or at any time hereafter may be applicable to the Property or any part thereof, including, but not limited to, all Environmental Laws.

Lender: the holder of any mortgage or deed of trust which may now or hereafter encumber the Property.

Lien: any mortgage, pledge, lien, charge, encumbrance or security interest of any kind, including any inchoate mechanic’s or materialmen’s lien.

Major Work: defined in Section 7.4(b).

Master Landlord: the landlord under any ground lease or lease of all or any portion of the Property, subject to the space leases, which may now or hereafter affect all or any portion of the Property.

Minimum Electric Energy Charge: defined in the Basic Lease Provisions.

Monthly Expense Payment: defined in Section 5.3.

Monthly Tax Payment: defined in Section 4.3.

Appendix I

NAICS: defined in Section 11.9.

Net Award: any insurance proceeds or condemnation award payable in connection with any damage, destruction or Taking, less any expenses incurred by Landlord in recovering such amount.

Objection Notice: defined in Schedule D.

OFAC: defined in Article 30.

Order or Orders: defined in Article 30.

Permitted Use: defined in the Basic Lease Provisions.

Phase 1 Allowance: defined in Schedule D.

Phase 1 Excess: defined in Schedule D.

Phase 1 Finish Work: defined in Schedule D.

Phase 1 Premises Rent Commencement Date: defined in the Basic Lease Provisions.

Phase 2 Allowance: defined in Schedule D.

Phase 2 Excess: defined in Schedule D.

Phase 2 Finish Work: defined in Schedule D.

Phase 2 Premises Accelerated Use Date: defined in the Basic Lease Provisions.

Phase 2 Premises Rent Commencement Date: defined in the Basic Lease Provisions.

Preliminary Plans: defined in Schedule D.

Premises: defined in the Basic Lease Provisions.

Prime Rate: the prime commercial lending rate publicly announced from time to time by Citibank N.A. or its successor bank.

Projected Taxes: defined in Section 4.2.

Property: the Land, the Building, all other buildings on the Land, and all other buildings or improvements hereafter constructed on the Land from time to time.

Recapture Notice: defined in Section 16.5(a).

Recapture Space: defined in Section 16.5(a).

Appendix I

Restoration: the restoration, replacement or rebuilding of the Building (excluding any alterations, additions and improvements installed by Tenant and any trade fixtures and personal property owned by Tenant) or any portion thereof as nearly as practicable to its value, condition and character immediately prior to any damage, destruction or Taking.

Right of First Refusal Acceptance Notice: defined in Section 34.1.

Right of First Refusal Acceptance Expansion Option: defined in Section 34.1.

Right of First Refusal Acceptance Offer Notice: defined in Section 34.1.

Right of First Refusal Acceptance Space: defined in Section 34.1.

Security: defined in the Basic Lease Provisions.

Special Cleaning Services: defined in Section 9.7(b).

Substantially Completed or Substantial Completion: defined in Section 2.2(b).

Successor Entity: defined in Section 16.7.

Taking: a taking of all or any part of the Property, or any interest therein or right accruing thereto, as the result of, or in lieu of, or in anticipation of, the exercise of the right of condemnation or eminent domain pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Property or any part thereof, by any governmental authority, civil or military.

Taxes: with respect to each governmental authority levying or imposing the same, all taxes and assessments (general, special, betterment, ordinary or extraordinary, foreseen and unforeseen) levied, charged, assessed, imposed upon or which become due and payable out of or in respect of and become a lien on the Land and all improvements constructed on the Land from time to time, including, without limitation, charges imposed in respect of the ownership, operation, management, use, leasing or alteration of the Property and/or Premises, or any portion thereof; the various estates in and to the Property and/or Premises, or any portion thereof; the Basic Rent and Additional Rent payable to Landlord pursuant to this Lease; all water and sewer rents and charges; and all franchise, income, profit or other taxes, fees and charges, however designated, which, due to a future change in the method of taxation, may be levied or imposed on Landlord in substitution in whole or in part for, or in lieu of, or in addition to, any tax which would otherwise constitute Taxes, as heretofore defined. Nothing contained in this Lease shall require Tenant to pay any estate, inheritance, gift, succession, corporate franchise or income tax of Landlord, nor shall any of same be deemed Taxes, except as provided in the immediately preceding sentence.

Tenant: the party defined as such in the first paragraph of this Lease.

Tenant Affiliate: defined in Section 16.7.

Appendix I

Tenant Delay: any delay due to any act or omission by Tenant or Tenant’s Visitors, including, but not limited to, delays due to changes in or additions to the applicable Finish Work requested by Tenant, delays in submission of information or estimates, delays in giving authorizations or approvals, or delays due to the postponement of any work at the request of Tenant.

Tenant Improvement: defined in Section 7.5(a).

Tenant’s Generator: defined in Section 6.5.

Tenant’s Generator Equipment: defined in Section 6.5.

Tenant’s Monument Signage: defined in Section 32.1.

Tenant’s Notice: defined in Section 16.2.

Tenant’s Proportionate Share: defined in Basic Lease Provisions.

Tenant’s Roof Equipment: defined in Section 33.1.

Tenant’s Signage: defined in Section 32.1.

Tenant’s Visitors: Tenant’s agents, servants, employees, subtenants, contractors, invitees, licensees and all other persons invited by Tenant onto the Property and/or into the Premises as guests or doing lawful business with Tenant.

Tenant’s Work: defined in Schedule D.

Term: defined in Basic Lease Provisions.

Termination Date: defined in Basic Lease Provisions.

Underlying Encumbrance: defined in Section 23.1.

Utility Expenses: all utility and energy costs, including any fuel surcharges or adjustments with respect thereto, incurred for water, sewer, or other utilities and heating, ventilating and air conditioning for the Building and Property (not separately billed to a tenant in the Building). In determining the Utility Expenses, including Base Utility Expenses, for any Lease Year during which less than ninety-five percent (95%) of the rentable square feet of the Building was occupied by tenants for more than sixty (60) days during such Lease Year, the actual Utility Expenses for such Lease Year shall be increased on the basis of variable (but not fixed) Utility Expenses, to the amount which normally would have been incurred for such Lease Year had such occupancy of the Building been ninety-five percent (95%) throughout such Lease Year.

Utility Rooms: defined in Section 7.6.

Working Plans: defined in Schedule D.

Appendix I